                                                                     Exhibit 2.7

                 TRAITE D'APPORT PARTIEL D'ACTIFS
             SOUMIS AU REGIME JURIDIQUE DES SCISSIONS

ENTRE:

            CANAL+, societe anonyme au capital de 94.586.271,75 Euros, ayant son siege social 85, quai Andre Citroen, 75015 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 329 211 734, representee par Monsieur Pierre Lescure, son President,

                             (ci-apres denommee "Canal+ S.A." ou l'"Apporteur")

ET:

            SIG 40, societe anonyme au capital de 250.000 francs, ayant son siege social, 59 bis, avenue Hoche, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 419 293 246, representee par Pierre Lescure, dument habilite aux fins des presentes,

                             (ci-apres denommee "SIG 40" ou le "Beneficiaire")


IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT:

      1. Canal+ S.A. exploite depuis sa creation la chaine a peage "premium" francaise "Canal+" (la "Chaine"). Elle beneficie a ce titre d'une autorisation de diffusion par voie hertzienne terrestre (collectivement avec ses eventuels renouvellements, la "Convention CSA") du Conseil superieur de l'audiovisuel (le "CSA") conformement aux dispositions de la loi du 30 septembre 1986 relative a la liberte de la communication (telle qu'amendee, la "Loi Audiovisuelle"). Canal+ S.A. detient par ailleurs des participations dans des chaines a peage etrangeres, ainsi que dans diverses entreprises liees a la television payante, a la production et a la distribution cinematographiques et a la technologie, et exerce des fonctions de holding du groupe forme par l'ensemble de ces entreprises.

            Canal+ S.A. detient par ailleurs des participations dans des chaines a peage etrangeres, ainsi que dans diverses entreprises liees a la television payante, a la production et a la distribution cinematographiques et a la technologie, et exerce des fonctions de holding du groupe forme par l'ensemble des ces entreprises.

      2. L'operation d'apport (l'"Apport") faisant l'objet du present traite d'apport (le "Traite d'Apport") s'inscrit dans le cadre du rapprochement (le "Rapprochement") entre les societes francaises Canal+ S.A. et Vivendi et la societe de droit canadien The Seagram Company Limited ("Seagram"), visant a regrouper les activites des trois societes dans les domaines de la television payante, du cinema, de la musique, de l'edition, de l'Internet et des telecommunications. Les principales societes francaises parties au Rapprochement sont decrites dans le present preambule.

      3. Dans le cadre de ce projet de Rapprochement, Canal+ S.A. s'est engagee a ce que soient apportes a une sous-filiale integralement controlee ("Groupe Canal+"), a l'issue d'une serie d'apports partiels d'actifs soumis au regime juridique des scissions, l'ensemble de ses actifs et passifs, a l'exclusion toutefois (i) des actifs et passifs afferents a l'edition et a la diffusion de la Chaine ainsi que de (ii) la propriete de sa Base d'Abonnes (telle que definie ci-apres), qui demeureront loges au sein de Canal+ S.A. Ces operations d'apport sont detaillees ci-apres.

      4. En premier lieu, Canal+ S.A. fera apport a une filiale (la societe Vangur), devant adopter la denomination sociale Canal+ Distribution ("Canal+ Distribution"), de la branche d'activite de distribution et de commercialisation de la Chaine ("la Branche d'Activite de Distribution"), en ce compris le fichier associe a la clientele de la Chaine (ci-apres designe la "Base d'Abonnes") et le droit d'exploiter commercialement pour tous usages ladite Base d'Abonnes et correlativement les droits financiers (hors publicite et parrainage) afferents a l'exploitation commerciale exclusive de la Chaine ainsi que (au titre d'un transfert "inter partes") la jouissance des droits et obligations attaches aux contrats d'abonnement a la Chaine. Il est toutefois precise que ladite Base d'Abonnes ainsi que ledit droit d'exploitation commerciale de cette Base aux fins de l'exploitation commerciale de la Chaine ainsi que les droits et obligations attaches aux contrats d'abonnement a la Chaine font l'objet d'un apport en jouissance et non en propriete. La jouissance dudit droit d'exploitation commerciale et la jouissance des droits et obligations attaches aux contrats d'abonnement a la Chaine seront consentis par Canal+ Distribution a Canal+ S.A. aux termes d'une convention de longue duree (la "Convention Canal+ Distribution").

      5. Par ailleurs, les activites de regie publicitaire relatives a la Chaine seront filialisees par Canal+ S.A. au sein d'une societe integralement controlee, la Societe d'Exploitation de Services Audiovisuels, devant adopter la denomination Canal+ Regie ("Canal+ Regie").

      6. Conformement aux termes du present Traite d'Apport, immediatement apres la realisation des apports en faveur de Canal+ Distribution et de Canal+ Regie,
(i) l'ensemble des participations detenues par Canal+ S.A. (y compris la participation dans Canal+ Distribution et Canal+ Regie) a l'exception de celles dont la liste figure en Annexe A au present Traite d'Apport et (ii) l'activite de holding de Canal+ S.A. relative a la detention de ces participations et les fonctions support y associees (ci-apres, collectivement, les "Actifs Transferes") seront apportees par Canal+ S.A. a une societe qu'elle controle integralement ("SIG 40"). Une liste (arretee a la date des presentes) des participations devant etre transferees a SIG 40 dans le cadre du present Apport figure en Annexe B au present Traite d'Apport.

            Les Actifs Transferes (a l'exception (i) d'une participation de 50% dans le capital de Vivendi Net et d'une participation de 99,99 % dans le capital de CanalNumedia, (ii) des Obligations Indexees emises par Canal+ S.A. et decrites a l'Annexe C ainsi que du contrat de SWAP de taux d'interet attache aux Obligations Indexees, (iii) du droit de recevoir les actions SIG 40 puis Vivendi Universal devant etre emises a raison des actions Canal+ S.A. detenues et conservees par l'Apporteur et (iv), sous reserve des consentements le cas echeant requis, le droit d'acheter, au titre des Promesses visees au paragraphe 3.2.1 ci-dessous, les actions Vivendi Universal correspondantes pour 39/40eme du prix d'exercice) ont vocation a etre de nouveau filialises au sein d'une entite autonome (ci-apres designee "Groupe Canal+") immediatement apres la realisation de l'Apport.

            Les actions SIG 40 recues par Canal+ S.A. en remuneration de l'Apport seront reparties entre les actionnaires de Canal+ S.A. dans le cadre du present Apport, place sous le regime juridique des scissions conformement a la faculte offerte par l'article L. 236-22 du Code de Commerce, cette distribution etant soumise a l'assemblee generale de Canal+ S.A. appelee a statuer sur l'Apport, a raison d'une action SIG 40 pour chaque action Canal+ S.A. detenue.

      7. Le capital de Groupe Canal+ a vocation a etre integralement detenu par Vivendi Universal, la societe SIG 40 devant etre absorbee par une filiale a 100% de Vivendi, la societe Sofiee (telle que definie ci-apres), immediatement apres que cette derniere aura absorbe Vivendi et adopte la denomination Vivendi Universal, aux termes d'un projet de fusion dont une copie figure en Annexe E aux presentes (a l'exception de son Annexe A).

            La fusion-absorption de la societe SIG 40 par la societe Vivendi Universal (ex-Sofiee), est subordonnee a la distribution effective des actions SIG 40 aux actionnaires de Canal+ S.A.

      8. Ainsi, a l'issue de cette fusion entre SIG 40 et Sofiee/Vivendi Universal, les actions SIG 40 dont la distribution aura ete decidee par Canal+ S.A. seront annulees et les actionnaires de Canal+ S.A. autres que Sofiee/Vivendi Universal recevront des actions Sofiee/Vivendi Universal en echange des actions SIG 40 dont la distribution aura ete decidee par l'assemblee, a raison de deux actions Vivendi Universal pour chaque action SIG 40 recue, c'est a dire pour chaque action Canal+ S.A. detenue.

      9. En tout etat de cause, les operations susvisees constituent differentes etapes d'une operation unique de Rapprochement et doivent etre realisees de maniere concomitante, selon un ordre prevu par les differents traites d'apports partiels d'actifs et de fusion, et ce, au meme moment que la realisation de l'acquisition de Seagram prevue au titre du Rapprochement (la date de realisation de l'ensemble de ces operations est designee la "Date de Realisation").

      10. A l'issue du present Apport et des autres operations resumees ci-dessus, Canal+ S.A. exercera ainsi les activites d'edition, de diffusion et, par l'effet combine de la Convention Canal+ Distribution et de la Convention CSA, d'exploitation de la Chaine, et disposera de la maitrise de la politique commerciale et tarifaire de cette derniere ainsi que celle de la relation avec ses abonnes et de l'autorisation de diffusion hertzienne y afferente.

            Suite a l'apport de cette participation par Sofiee en faveur de Groupe Canal+, devant egalement intervenir a la Date de Realisation, Canal+ S.A. sera detenue a 49% par Groupe Canal+ conformement au pourcentage maximum autorise par la Loi Audiovisuelle. Canal+ S.A. beneficiera enfin d'une licence gratuite de la marque "Canal+" pour les besoins de l'exploitation de la Chaine, consentie par Groupe Canal+ pour une duree minimum de 50 ans.

            Le present Apport est soumis aux dispositions des articles L. 236-16 a 236-21 du Code de Commerce, conformement a la faculte offerte par l'article L. 236-22 du Code de Commerce et, au plan fiscal, sera soumis au regime de faveur prevu par l'article 210 B du Code general des Impots.

            Canal+ S.A. est une societe anonyme, immatriculee le 14 aout 1984 au Registre du Commerce et des Societes de Paris sous le numero 329 211 734 et creee pour une duree de quatre-vingt-dix-neuf (99) ans.

            Son exercice social expire le 31 decembre de chaque annee.

            Son capital social s'eleve (au 30 juin 2000) a 94.586.271,75 Euros et est divise en 126.111.029 actions ordinaires d'une valeur nominale de 0,75 Euros chacune, integralement liberees.

            Les actions de Canal+ S.A. sont toutes de meme categorie. Elles sont admises aux negociations du Premier Marche de ParisBourseSBF SA.

      11. Canal+ S.A. a emis deux emprunts obligataires dont une description sommaire figure en Annexe C au present Traite d'Apport. Canal+ S.A. n'a pas emis d'autres valeurs mobilieres.

      12. Canal+ S.A. a consenti au benefice des dirigeants et salaries du groupe des options de souscription ou d'achat d'actions dont les conditions sont resumees dans le tableau figurant en Annexe D au present Traite d'Apport.

            Les emprunts obligataires et les options d'achat d'actions susvises seront transferes a SIG 40 dans les conditions prevues au present Traite d'Apport. Les options de souscription d'actions ne seront pas reprises par SIG 40 (a l'exception du Plan 2000).

      13. SIG 40 a ete creee sous la forme de societe anonyme et a ete immatriculee le 18 juin 1998 au Registre du Commerce et des Societes de Paris sous le numero 419 293 246 pour une duree de quatre-vingt-dix-neuf (99) ans. En tant que de besoin, l'objet social de SIG 40 sera modifie avant la Date de Realisation pour lui permettre d'exercer les activites objet de l'Apport.

            Son exercice social expire le 31 decembre de chaque annee.

            Son capital social s'eleve a 250.000 francs et est divise en 2.500 actions ordinaires de 100 francs chacune de valeur nominale, integralement liberees. Prealablement a l'Apport, il est prevu que le capital de SIG 40 soit converti en euros (avec arrondi) et qu'une division du nominal des actions de SIG 40 intervienne, portant ainsi le capital social a trente sept mille cinq cents (37.500) euros, divise en trente sept mille cinq cents (37.500) actions de un (1) euro de nominal, sous condition suspensive de l'augmentation de capital resultant de l'Apport.

            Les actions de SIG 40 sont toutes de meme categorie. SIG 40 n'a emis aucune obligation, titre participatif, certificat d'investissement ou part beneficiaire.

            SIG 40 n'a a ce jour aucune activite specifique.

      14. Canal+ S.A. detient l'integralite des 2.500 actions composant le capital social de SIG 40. Marc-Andre Feffer, administrateur de Canal+ S.A. est aussi representant permanent de Canal+ Participation, administrateur de SIG 40. Pierre Lescure, President du conseil d'administration de Canal+, est aussi representant permanent de Quirats+, administrateur de SIG 40.

      15. Les principales autres societes francaises concernees par le Rapprochement sont:

      - Vivendi, societe anonyme au capital de 3.330.122.119,50 euros, ayant son siege social 42, avenue de Friedland, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 780 129 961 ("Vivendi"); Vivendi a pour objet, a titre direct ou indirect, l'exercice de toutes activites de communication (notamment l'Internet, le multimedia, l'audiovisuel, l'image, la publicite, la presse, l'edition et les telecommunications) ainsi que de toutes activites se rapportant a l'environnement (notamment a l'eau, l'assainissement, l'energie, les transports, la proprete); a la date des presentes, Vivendi detient une participation d'environ 49% dans le capital de Canal+ S.A. (dont une participation de 15% detenue directement); Messieurs Jean-Marie Messier et Eric Licoys, respectivement President du conseil d'administration et administrateur de Vivendi, sont egalement administrateurs de Canal+ S.A.,

      - Sofiee, societe anonyme au capital de 276.977.250 euros, ayant son siege social 31, rue du Colisee, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 343 134 763 ("Sofiee" ou "Vivendi Universal", selon sa future denomination sociale a l'issue du Rapprochement, Sofiee devant etre la societe absorbante de Vivendi et l'acquereur de Seagram); a la date des presentes, Sofiee est une societe holding dont le capital est integralement detenu par Vivendi; parmi ses actifs, elle detient a titre direct une participation d'environ 34% dans le capital de Canal+ S.A., Messieurs Jean-Marie Messier, Eric Licoys, Guillaume Hannezo et Philippe Germond, respectivement President du conseil d'administration et administrateurs de Sofiee, sont egalement administrateurs de Canal+ S.A.



CECI ETANT PRECISE, IL A ETE CONVENU DE CE QUI SUIT:

                                    ARTICLE 1
                          MOTIFS ET BUTS DE L'OPERATION

            L'Apport a pour objet de permettre et de faciliter le Rapprochement envisage entre les societes francaises Canal+ S.A., Vivendi et la societe de droit canadien Seagram, dans le respect de la legislation audiovisuelle francaise.

            Les operations decrites ci-dessus visent a permettre une partition entre, d'une part, l'edition et la diffusion de la chaine francaise "Canal+" et d'autre part, les autres activites de Canal+ S.A. (notamment celles exercees a travers des filiales) qui ont vocation a etre regroupees au sein de Groupe Canal+, societe dont Vivendi Universal detiendra 100% a l'issue du Rapprochement. Il a en effet paru opportun de permettre la mise en oeuvre de synergies entre les Actifs Transferes et les activites de Vivendi et de Seagram dans les domaines du cinema, de l'Internet et des telecommunications, compte tenu de la convergence des technologies de l'information et de la communication et de la complementarite entre ces technologies et les activites de production de contenus.

            Cette partition des activites de Canal+ S.A. aura un effet proche de l'effet combine d'une scission et d'une fusion pour les actionnaires de Canal+ S.A., qui recevront gratuitement les actions de SIG 40 recues par Canal+ S.A. en remuneration de l'Apport, ces actions etant immediatement echangees contre des actions Vivendi Universal a raison de la prise d'effet de la fusion entre Sofiee et SIG 40. Cette distribution serait decidee sous condition suspensive du vote de la fusion entre Sofiee et SIG 40, cette fusion prenant par ailleurs effet des realisation de ladite distribution. Ainsi, au terme de ces operations, les actionnaires de Canal+ S.A. conserveront leurs actions Canal+ S.A. et, pour chaque action Canal+ S.A. detenue, recevront 2 actions Vivendi Universal. Ce rapport d'echange a ete determine selon des methodes de valorisation multi-criteres ainsi que cela est expose a l'Annexe 1 au present Traite d'Apport.

            Les actions de la societe Vivendi - Universal feront l'objet d'une demande d'admission aux negociations du Premier Marche de ParisBourse SBF S.A., avec effet des que possible a compter de la Date de Realisation.

            L'Apport et la distribution des actions de SIG 40 recues en remuneration de l'Apport qui s'ensuit sont des operations liees et representent des modalites d'une operation d'"apport-scission", ayant par ailleurs vocation a beneficier, conformement a l'article 115-2 du Code General des Impots, du regime fiscal de faveur sous reserve de l'obtention d'un agrement de la Direction generale des impots.

            L'ensemble des operations decrites ci-dessus ne sera realise que si le Plan of Arrangement visant a la prise de controle de la societe Seagram est homologue (adoption d'un Final Order par un tribunal canadien competent) et cette acquisition intervient. Des lors, une fois decidees par l'assemblee generale des actionnaires de Canal+ S.A. (pour ce qui la concerne), ces operations ne se realiseront que si les conditions suspensives stipulees au present Traite d'Apport sont satisfaites et elles ne seront realisees qu'a compter de la date a laquelle l'ensemble de ces conditions suspensives auront ete satisfaites ou a laquelle les parties concernees y auront renonce en tout ou en partie.

            Il est precise qu'a l'issue du Rapprochement, la participation de 49% dans le capital de la societe Canal+ S.A. actuellement detenue par les societes Vivendi et Sofiee sera detenue en totalite par la societe Groupe Canal+. La societe Canal+ S.A. fera ainsi partie du nouveau groupe Vivendi Universal, dans toute la mesure permise par la loi et beneficiera a ce titre de certains engagements pris en sa faveur par le groupe Vivendi Universal.

            Le Rapprochement a ete approuve par les conseils d'administration de Vivendi et de Canal+ S.A., respectivement les 18 et 19 juin 2000, et par le Board of Directors de Seagram le 19 juin 2000 et demeure subordonne a son approbation par les assemblees generales d'actionnaires competentes. Le contenu du present Traite d'Apport a ete arrete conformement aux dispositions de l'article 254 du decret du 23 mars 1967 et sa signature approuvee par les conseils d'administration de Canal+ S.A. et de SIG 40, respectivement les 19 juin et 28 septembre 2000 et les 30 juin et 28 septembre 2000.

                                    ARTICLE 2
                              COMPTES DE REFERENCE

            Afin de determiner les conditions de l'operation, les conseils d'administration des deux societes ont decide de se referer aux comptes arretes au 31 decembre 1999, retraites pour tenir compte de certains comptes de liaison entre la Branche d'Activite de Distribution et l'Apporteur. Il est toutefois precise que la reference aux elements actifs et passifs de l'Apporteur a la date du 31 decembre 1999 en vue de l'etablissement des conditions de l'operation et de la designation des branches d'activite apportees sera sans incidence sur la consistance effective des Actifs Transferes qui seront devolus au Beneficiaire dans l'etat ou ils se trouveront a la date de realisation de l'Apport.

                                    ARTICLE 3
                EVALUATION ET DESIGNATION DE L'ACTIF ET DU PASSIF
                         DONT LA TRANSMISSION EST PREVUE

            3.1   EVALUATION

            S'agissant des valeurs d'apport, les elements d'actif et de passif relatifs aux Actifs Transferes ont ete evalues par les parties a leur valeur nette comptable dans les comptes de Canal+ S.A. au 31 decembre 1999, retraites pour tenir compte de certains comptes de liaison entre la Branche d'Activite de Distribution et l'Apporteur. La remuneration de l'Apport a ete etablie en retenant la meme valeur, etant toutefois precise qu'il a ete retenu une ventilation conventionnelle entre augmentation de capital et prime d'apport.

            Correlativement, la distribution aux actionnaires de Canal+ S.A. visee a l'article 1 ci-dessus sera egalement effectuee a la valeur comptable (par distribution de reserves et de primes) dans la mesure ou ladite distribution est une modalite d'un "apport-scission" et non une distribution autonome.

            Dans le cadre de la fusion entre SIG 40 et Vivendi Universal, la parite sera fixee en retenant une valorisation multi-criteres des societes concernees conformement aux usages en la matiere et tel que cela est expose a l'Annexe 1 au present Traite d'Apport, mais les valeurs d'apports seront determinees et comptabilisees a la valeur comptable.

            Les Parties ont procede dans ce cadre a une evaluation de la valeur relative des actions SIG 40 distribuees et des actions Canal+ S.A. a l'issue de cette distribution, et ont ainsi fixe la valeur relative de l'action Canal+ S.A. apres realisation du Rapprochement a 1/40eme de la valeur de Canal+ S.A. avant la realisation dudit Rapprochement, la valeur de SIG 40 representant 39/40eme de cette derniere valeur, comme indique a l'Annexe 1.

            3.2   DESIGNATION DES ELEMENTS D'ACTIF ET DE PASSIF
                  APPORTES - VALEUR NETTE DE L'APPORT

            Sous reserve de la realisation des conditions suspensives stipulees a l'Article 10 ci-apres, l'Apporteur apporte au Beneficiaire, qui accepte, sous les conditions ordinaires de fait et de droit, et sous les conditions stipulees aux presentes, les elements d'actif et de passif constituant les Actifs Transferes, avec effet retroactif au 1er janvier 2000, comme indique a l'article 3.3.2 ci-apres.

            Par consequent, le Beneficiaire prendra les biens, droits et obligations ci-apres designes dans l'etat ou ils se trouveront a la Date de Realisation (tel que ce terme est defini au preambule des presentes), sans que cette substitution entraine novation.

                         3.2.1 Elements d'actif apportes

            Une description des Actifs Transferes figure a l'Annexe 3.2.1(a), completee par l'Annexe B en ce qui concerne les participations comprises dans les Actifs Transferes. Les Actifs Transferes incluent plus generalement l'ensemble des actifs et des passifs de Canal+ S.A., a l'exception (i) des actifs et passifs se rattachant exclusivement aux activites d'edition et de diffusion de la Chaine, (ii) des actifs et passifs vises a l'Annexe 3.2.1 (c),
(iii) des elements exclus en application de l'article 3.4 ci-apres, ainsi que
(iv) de la propriete de la base d'abonnes a la chaine Canal+ et des autres elements y associes faisant l'objet d'un apport en jouissance par Canal+ S.A. en faveur de la societe Vangur (Canal+ Distribution) aux termes d'un traite d'apport en date des presentes, qui ne seront pas transferes dans le cadre du present Apport.

            La liste des marques et modeles (en ce compris les noms commerciaux y afferents) transferes parmi les Actifs Transferes figurent en Annexe 3.2.1(b). Il est precise que l'ensemble des elements de propriete intellectuelle et industrielle (notamment les marques) dont Canal+ S.A. est proprietaire sont apportes au Beneficiaire dans le cadre du present Apport, a l'exception des elements de propriete intellectuelle et industrielle vises a l'article 3.4 ci-apres.

            Canal+ S.A. detient un certain nombre de ses propres actions, qui sont detenues en representation des options d'achat d'actions consenties par Canal+ (les "Options") pour le compte des beneficiaires de ces options. L'Apport entrainera le transfert a SIG 40 des Options qui, dans les conditions memes prevues a l'article 6.1 ci-apres, deviendront pour partie des options d'achat d'actions SIG 40, et demeureront pour partie des options d'achat d'actions Canal+ S.A., le tout comme si les beneficiaires des Options avaient ete des actionnaires de Canal+ S.A. a la date de l'Apport, place sous le regime des scissions, et de la distribution mentionnee a l'article 4 ci-dessous. En consequence, et pour assurer que Canal+ S.A. et SIG 40 detiennent les actions correspondant aux options consenties ou reprises par chacune d'elles, conformement a l'article L 225-179 du Code de Commerce, ces actions ne sont pas comprises dans l'Apport, et resteront detenues par l'Apporteur. Toutefois, l'Apport comprend le droit attache auxdites actions Canal+ S.A. dans la distribution d'actions SIG 40 mentionnee a l'article 4 ci-dessous, pour une valeur egale a 39/40eme du prix de revient desdites actions Canal+ S.A.; en consequence, les actions SIG 40 attribuees dans le cadre de cette distribution au titre des actions Canal+ susvisees seront attribuees a SIG 40 et correlativement, SIG 40 beneficiera du droit attache auxdites actions SIG 40 d'etre echangees contre des actions Vivendi Universal dans le cadre de l'absorption de SIG 40 par Vivendi Universal.

            Afin de couvrir ses obligations de remettre des actions Canal+ S.A. aux beneficiaires des options d'achat d'actions Canal+ S.A. susvises, outre les actions auto-detenues visees ci-dessus, Canal+ beneficie de promesses de vente d'actions Canal+ S.A. (les "Promesses"). Sous reserve des consentements le cas echeant requis, le droit de recevoir, au titre des Promesses, des actions Vivendi Universal se substituant pour partie aux actions

Canal+ S.A. faisant l'objet des Promesses, a raison des operations envisagees au preambule du present Traite d'Apport, sera transfere a SIG 40 qui pourra l'exercer a un prix egal a 39/40eme du prix d'exercice stipule dans chacune des Promesses. Canal+ S.A. conservera le droit de recevoir, au titre des Promesses, les actions Canal+ S.A. faisant l'objet des Promesses, a un prix d'exercice egal a 1/40eme du prix d'exercice stipule dans chacune des Promesses.

            De convention expresse, les parties sont convenues de ce que les elements d'actifs utilises en commun avec d'autres activites de l'Apporteur (notamment immeubles, materiel informatique, standard telephonique, etc.) seront egalement apportes au Beneficiaire, en particulier, la salle de sport situee dans l'immeuble "Le Belvedere", Batiment D, 2 a 12 rue du Mont d'Aigoual, 75015 Paris et les parkings situes en sous-sol, escaliers A-C-D; etant toutefois precise que le contrat de sous-location entre Canal+ Immobilier et Canal+ S.A. relatif au siege social ne sera pas apporte. Une convention d'utilisation interviendra entre les parties (ou leurs successeurs) afin de permettre la poursuite de cette utilisation commune dans des conditions substantiellement conformes a celles actuellement en vigueur.

                           3.2.2 Passif pris en charge

            En contrepartie de l'apport des elements d'actifs, les elements de passif afferents aux Actifs Transferes (y compris les activites de holding de l'Apporteur) seront egalement transferes, sous reserve de l'obtention des consentements de tiers le cas echeant requis. Il est par ailleurs precise que les amortissements derogatoires, soit sept cent soixante-seize mille sept cent cinquante-neuf (776.759) euros seront reconstitues par prelevement sur la prime d'apport.

            Si de tels consentements n'etaient pas obtenus, ceci ne remettra pas en cause les effets, entre les parties, de la prise en charge de ces passifs par le Beneficiaire (par une convention miroir de financement ou de prise en charge ou une garantie solidaire de ces passifs ou selon toutes autres modalites a convenir entre les parties). Les parties pourront se rapprocher afin de negocier de bonne foi les modalites juridiques mutuellement acceptables permettant aux parties de beneficier dans toute la mesure du possible, d'un effet economique equivalent a un transfert, entre les parties, de ces passifs.

            Sous reserve de ce qui est prevu a l'alinea precedent et des autres dispositions expresses du present Traite d'Apport a cet effet, ainsi que l'article L. 236-21 du Code de Commerce en prevoit la faculte, les parties conviennent expressement d'exclure toute solidarite entre elles sur les passifs de l'Apporteur, le Beneficiaire etant seul et uniquement responsable du passif afferent aux Actifs Transferes mentionne ci-dessus et apporte en vertu des presentes, l'Apporteur restant seul tenu de son passif et ne restant pas solidairement tenu du passif pris en charge par le Beneficiaire en vertu des presentes.

            Le Beneficiaire sera egalement tenu, et dans les memes conditions, a l'execution de tous engagements de cautions, avals et garanties pris par l'Apporteur et se rapportant aux Actifs Transferes (notamment au titre des engagements dont la liste figure en Annexe 3.2.2(a) ou au titre des baux conclus par Canal+ S.A. ou ses filiales), et beneficiera de toutes contre garanties y afferentes au cas ou il serait appele a executer ces engagements de garantie.

            Une description desdits passifs transferes figure en Annexe
3.2.2(b).

                  3.2.3 Passif ou engagement lies a une emission d'obligations

      (a) Sous reserve de l'obtention des consentements le cas echeant requis en application de la loi et du contrat d'emission y afferent, les obligations echangeables emises par l'Apporteur et decrites a l'Annexe C (les "Obligations Mediaset") seront transferees au Beneficiaire.

            Si ce transfert ne peut etre realise, ces Obligations demeureront, a l'egard des obligataires, des Obligations de l'Apporteur. Toutefois, entre les parties, les engagements financiers de Canal+ S.A. au titre de ces Obligations seront supportees par le Beneficiaire. En particulier, le Beneficiaire s'engage irrevocablement a remettre a l'Apporteur les actions Mediaset necessaires au remboursement en actions Mediaset des Obligations Mediaset au cas ou l'echange serait demande par les titulaires de ces Obligations des lors que le beneficial ownership de ces actions serait transfere, directement ou indirectement, au Beneficiaire dans le cadre de l'Apport. Dans ce cas, cette remise d'actions sera effectuee a titre de dation en paiement et mettra fin aux obligations du Beneficiaire a l'egard de l'Apporteur en ce qui concerne les Obligations Mediaset.

      (b) Les obligations indexees emises par l'Apporteur et decrites a l'Annexe C (les "Obligations Indexees") seront transferees au Beneficiaire. L'Apporteur s'engage a cet egard a soumettre a l'assemblee des obligataires le present projet d'apport partiel d'actifs soumis au regime des scissions.

            En outre, le contrat de SWAP de taux d'interets attache aux Obligations Indexees sera egalement transfere au Beneficiaire.

                         3.2.4 Valeur nette de l'apport

            La valeur nette de l'apport par Canal+ S.A. a SIG 40 des Actifs Transferes est fixee comme suit:

        -     total des elements d'actifs apportes             4 860 467 546 euros
        -     total des elements de passif pris en charge      2 753 927 352 euros
        -     Valeur Nette des Apports                         2 106 540 194 euros

            3.3   MODALITES DE L'APPORT

                           3.3.1 Propriete-jouissance

            A la Date de Realisation, le Beneficiaire aura la propriete et la jouissance de l'ensemble des biens et droits composant les Actifs Transferes apportes, a compter du jour ou ces apports seront devenus definitifs, par suite de la realisation et/ou de la renonciation, en tout ou en partie, aux conditions suspensives stipulees a l'Article 9 ci-apres.

                  3.3.2 Retroactivite

            Toutefois, l'Apport prenant effet au 1er janvier 2000 tant sur le plan comptable que sur le plan fiscal, toutes les operations afferentes aux Actifs Transferes accomplies entre le 1er janvier 2000 et la Date de Realisation seront presumees avoir ete realisees au nom du Beneficiaire, Canal+ S.A. etant reputee depuis le 1er janvier 2000 avoir gere les Actifs Transferes pour le compte du Beneficiaire, et le resultat ainsi genere sera repute realise par le

Beneficiaire, sans qu'il soit besoin d'ajuster les valeurs d'apport mentionnees ci-avant, sous reserve de ce qui est precise ci-apres.

            Le resultat net avant impot de l'Apporteur au titre de l'exercice 2000 tiendra compte de l'effet retroactif du present Apport ainsi que des apports partiels d'actifs soumis au regime juridique des scissions de Canal+ S.A. en faveur de Canal+ Distribution et de Canal+ Regie et des dispositions specifiques afferentes a l'exercice 2000 prevues dans la Convention Canal+ Distribution a intervenir. Le resultat revenant au Beneficiaire sera calcule en consequence.

                  3.3.3 Transmission des droits et obligations

            (i) A compter de la Date de Realisation, le Beneficiaire sera substitue a l'Apporteur dans tous les biens, droits et obligations de ce dernier afferents aux Actifs Transferes, et notamment les contrats decrits en Annexe 3.3.3;

            (ii) A compter de la Date de Realisation, le Beneficiaire fera son affaire personnelle, aux lieu et place de Canal+ S.A., de l'execution ou de la resiliation de tous traites, contrats, marches, conventions, accords et engagements quels qu'ils soient, intervenus notamment avec la clientele, les fournisseurs, le personnel ou les creanciers, et se rapportant a l'exploitation des Actifs Transferes.

                 Le Beneficiaire sera subroge dans tous les droits et obligations pouvant resulter desdits traites, contrats, marches, conventions, accords et engagements quels qu'ils soient, ainsi que dans tous les droits, actions, hypotheques, privileges, garanties et suretes personnelles ou reelles attaches aux biens ou creances objet des apports;

            (iii)le Beneficiaire pourra, le cas echeant, poursuivre ou continuer, engager ou arreter toutes actions judiciaires et transactions se rapportant aux biens, droits et obligations composant les Actifs Transferes. Les benefices ou charges de ces actions incomberont uniquement au Beneficiaire qui s'y oblige.

                  3.3.4 Agrements, accords, autorisations prealables

            Au cas ou l'accord, l'agrement ou l'autorisation d'un tiers serait necessaire au transfert au Beneficiaire des biens et contrats vises aux presentes, l'Apporteur (ou, selon le cas, SIG 40) devra les solliciter sans delai et faire ses meilleurs efforts en vue de leur obtention prealablement a la reunion des assemblees generales de Canal+ S.A. et de SIG 40 devant statuer sur l'Apport. Canal+ S.A. sollicitera la collaboration et l'assistance de SIG 40 et de Sofiee qui ne pourront s'y refuser et s'engageront a lui apporter toute leur cooperation a cet effet et Canal+ S.A. les tiendra regulierement informees de l'etat d'avancement de ces demarches.

            Si certains des accords, agrements ou autorisations de tiers susvises n'etaient pas obtenus, les parties se rapprocheront afin de negocier de bonne foi les modalites juridiques mutuellement acceptables permettant aux parties de beneficier, dans toute la mesure du possible, d'un effet economique equivalent a un transfert, entre les parties, des droits et obligations de l'Apporteur au titre des biens ou contrats concernes.

                 3.3.5 Droits des creanciers non-obligataires (les "creanciers")

            Conformement a l'article L. 236-14 du Code de Commerce, les creanciers de Canal+ S.A. et de SIG 40 dont la creance est anterieure a la publicite donnee au present projet de Traite d'Apport, pourront faire opposition dans le delai de trente (30) jours a compter de la derniere a intervenir entre la publication dans un journal d'annonces legales de Paris et la publication au Bulletin des Annonces Legales Obligatoires, de l'avis vise a l'article 255 du decret du 23 mars 1967.

            Les oppositions seront portees devant le Tribunal de Commerce de Paris qui pourra:

        -     rejeter l'opposition; ou

        -     ordonner le remboursement des creances; ou

        -     ordonner au Beneficiaire la constitution de garanties.

                  3.3.6 Modalites specifiques aux salaries

            (i) Conformement a l'article L.122-12 du Code de Travail, tous les contrats de travail des salaries affectes aux activites transferees au titre du present Apport (soit environ 564 personnes, ce nombre etant susceptible d'etre modifie notamment en fonction de l'affectation du personnel a la gestion de certains actifs) seront transferes de plein droit au Beneficiaire a la Date de Realisation, dans la mesure ou leur contrat de travail n'aura pas ete interrompu anterieurement a la Date de Realisation. Les principales directions de Canal+ S.A. auxquelles ces salaries sont actuellement attaches sont decrites a l'Annexe 3.3.6. Il est toutefois precise que les contrats de travail des salaries de Canal+ S.A. affectes aux activites de distribution et de commercialisation de la Chaine seront transferes a Canal+ Distribution et ceux affectes aux activites de regie publicitaire relative a la Chaine seront transferes a Canal+ Regie.

            (ii) Les montants dus par l'Apporteur relativement aux contrats de travail transferes ayant ete pris en compte dans le calcul de la valeur nette des actifs apportes (notamment conges payes, treizieme mois), le Beneficiaire supportera tous les montants dus a ce titre a compter du 1er janvier 2000 quand bien meme lesdits montants se rapporteraient a une periode anterieure au 1er janvier 2000.

           (iii) Il est precise toutefois que l'Apporteur conserve a sa charge toute responsabilite a l'egard des employes transferes ayant trait a la participation des salaries au titre de toute periode anterieure au 1er janvier 2000.

            (iv) Conformement aux dispositions des articles L. 412-18, L. 425-1 et L. 436-1 du Code du Travail, Canal+ S.A. sollicitera de l'Inspecteur du Travail competent les autorisations qui seraient necessaires pour transferer au Beneficiaire les salaries proteges au sens de la reglementation du travail.

            (v) SIG 40 fera partie de l'unite economique et sociale existante et reconnue entre Canal+ S.A. et certaines de ses filiales (et a l'avenir, entre Groupe Canal+ et les entites faisant actuellement partie de ladite unite economique et sociale).

                  3.3.7 Formalites de regularisation

            Canal+ S.A. et le Beneficiaire s'engagent a collaborer pour l'etablissement de tous actes complementaires, modificatifs, reiteratifs ou confirmatifs des presentes et a fournir toutes justifications et signatures qui pourraient etre necessaires pour rendre effectif le transfert au Beneficiaire des biens, droits et obligations composant les Actifs Transferes, notamment vis-a-vis des tiers. En particulier, les parties sont susceptibles de parfaire ou completer les informations contenues dans les annexes au present Traite d'Apport.

            3.4   EXCLUSIONS

            Il est precise en tant que de besoin que l'Apport des Actifs Transferes tel que decrit aux presentes ne comprend pas l'apport par Canal+ S.A. de l'autorisation de diffusion par voie hertzienne consentie a Canal+ S.A. (la Convention CSA, telle que definie au preambule des presentes).

            Il est par ailleurs precise que les elements de propriete intellectuelle et industrielle (notamment les marques) mentionnes a l'Annexe 3.4
(b) ainsi que ceux se rattachant exclusivement aux activites d'editeur et de producteur (en particulier des emissions) de la Chaine ne sont pas inclus parmi les Actifs Transferes (a l'exception de la marque "Canal+" et des marques comportant les sigles "+" ou les mots "plus" ou "canal" qui font partie des Actifs Transferes). De meme, les contrats ou accords se rattachant exclusivement a l'edition et a la diffusion des programmes de la Chaine et notamment ceux dont la liste figure en Annexe 3.4(a) au present Traite d'Apport ne seront pas transferes dans le cadre du present Apport.

            Canal+ S.A. consentira a Groupe Canal+ des licences gratuites sur ses propres marques (en ce compris le droit d'utilisation des noms commerciaux y afferents) en vue de leur utilisation par Groupe Canal+ et ses filiales en France et a l'etranger, d'une duree egale a la plus longue des durees suivantes : (i) 50 ans a compter de la Date de Realisation et (ii) la duree de la Convention Canal+ Distribution et de ses eventuels renouvellements.

                                    ARTICLE 4
           REMUNERATION DE L'APPORT - DISTRIBUTION DES ACTIONS SIG 40

            4.1   REMUNERATION

            En contrepartie de l'apport des Actifs Transferes et a titre de complet paiement, le Beneficiaire augmentera son capital d'un montant de cent vingt-six millions six cent quatre-vingt-treize mille six cent huit (126.693.608) euros, pour le porter de trente sept mille cinq cents (37.500) euros a cent vingt six millions sept cent trente et un mille cent huit (126.731.108) euros, par creation de cent vingt-six millions six cent quatre-vingt-treize mille six cent huit (126.693.608) actions nouvelles d'une valeur nominale de un (1) euro chacune, entierement liberees, emises en faveur de l'Apporteur.

            La difference entre la Valeur Nette Comptable des Apports et le montant nominal de cette augmentation de capital, soit un milliard neuf cent soixante dix neuf millions huit cent quarante six mille cinq cent quatre-vingt six (1.979.846.586) euros, sera comptabilisee dans un compte de prime d'apport.

            Lesdites actions seront entierement assimilees aux actions composant actuellement le capital du Beneficiaire. Elles donneront droit a la distribution de tout dividende decidee posterieurement a leur emission.

            4.2   DISTRIBUTION

            Les actions SIG 40 emises en remuneration de l'Apport seront distribuees a l'ensemble des actionnaires de l'Apporteur, au prorata de leur participation dans l'Apporteur.

            Le prix de revient de ces actions, soit 2.106.540.194 euros, sera impute sur les postes suivants du bilan de l'Apporteur:

            - a concurrence de 1.009.224.159 euros sur le poste "prime d'emission et d'apport";

            - a concurrence de 1.097.316.035 euros sur le poste "autres reserves", dont le montant sera augmente du montant de la reserve speciale des plus-values a long terme figurant au bilan de l'Apporteur au 31 decembre 1999, par suite de la reprise de cette reserve par le Beneficiaire, comme indique a l'Article 8.2 ci-apres.

            Les actions SIG 40 seront reparties a raison d'une action SIG 40 pour une action Canal+ S.A. detenue. Toutefois, la fusion entre SIG 40 et Vivendi Universal prenant effet des la realisation de cette distribution, les actionnaires de SIG 40 autres que Vivendi Universal recevront deux actions Vivendi Universal pour chaque action Canal+ S.A. detenue.

            Cette parite a ete fixee en retenant une valorisation multi-criteres des societes concernees conformement aux usages en la matiere et tel que cela est expose a l'Annexe 1 au present Traite d'Apport.

                                    ARTICLE 5
                   DECLARATIONS ET ENGAGEMENTS DE L'APPORTEUR

            5.1  L'Apporteur declare et garantit par les presentes au
Beneficiaire:

            (i) qu'il n'a jamais ete et qu'il n'est pas soumis a une procedure de liquidation ou de redressement judiciaire ou a un concordat et qu'il n'est pas en cessation de paiement;

            (ii) que, sous reserve de ce qui est expose en Annexe 5.1(ii), les biens et droits composant les Actifs Transferes ne font l'objet d'aucune inscription de privilege, nantissement ou autre surete ou autre garantie de quelque sorte que ce soit au profit d'un tiers quel qu'il soit, a l'exception des clauses de reserve de propriete pouvant grever certains elements de stocks;

           (iii) que, sous reserve de ce qui est expose en Annexe 5.1(iii), depuis le 1er janvier 2000, les Actifs Transferes ont ete geres dans le cours normal des affaires et que Canal+ S.A. n'a pas effectue d'operations hors du cours normal des affaires depuis le 1er janvier 2000 qui seraient de nature a affecter de facon significative et defavorable la valeur des Actifs Transferes;

            5.2 A compter de la date des presentes et jusqu'a la Date de Realisation incluse, l'Apporteur s'engage a gerer les Actifs Transferes dans le cours normal des affaires avec toute la prudence et la diligence requises.

                                    ARTICLE 6
                        CHARGES ET CONDITIONS DE L'APPORT

            Les charges et conditions de l'Apport a SIG 40 figurant a l'article
6.1 ci-apres seront transmises a Sofiee a raison de la realisation de la fusion entre SIG 40 et Sofiee et de la transmission universelle du patrimoine de SIG 40 (apres la realisation de l'apport partiel d'actifs a Groupe Canal+ vise ci-dessous) devant en resulter. L'ensemble des autres charges et conditions et engagements du Beneficiaire figurant au present Traite d'Apport auront prealablement ete transmis a Groupe Canal+ a raison de l'apport partiel d'actifs du Beneficiaire a Groupe Canal+ et de la transmission universelle du patrimoine de SIG 40 devant en resulter.

            6.1 Options d'achat et de souscription d'actions consenties aux salaries et mandataires sociaux

            (a)   Plan 1998 et Plan 1999

            A raison de l'operation d'Apport soumis au regime juridique des scissions et de la distribution d'actions SIG 40 subsequente, le Beneficiaire s'engage a reprendre les droits et obligations de Canal+ S.A. au titre des deux plans d'options d'achat d'actions en date du 25 juin 1998, du plan d'options d'achat d'actions en date du 8 juin 1999 et du plan d'options d'achat d'actions en date du 22 septembre 1999 (collectivement, les "Plans 1998 et 1999"), qui seront transferes au Beneficiaire et deviendront exercables en actions du Beneficiaire, les options demeurant par ailleurs exercables en actions Canal+ S.A. dans les conditions decrites ci-apres, le tout pour placer les beneficiaires de ces options dans la meme situation que s'ils avaient ete actionnaires a la date de l'Apport et de la distribution mentionnes a l'article 4 des presentes. Il est precise que pour chaque option Canal+ S.A. detenue, donnant droit a une action Canal+ S.A. pour un prix donne (le "Prix de l'Option") avant le Rapprochement, chaque beneficiaire desdites options aura le droit, apres le Rapprochement:

                - d'acquerir aupres de SIG 40 une action SIG 40 pour un prix global egal a 39/40e du Prix de l'Option;

                - d'acquerir aupres de Canal+ S.A. une action Canal+ S.A. pour un prix egal a 1/40e du Prix de l'Option.

            Le Beneficiaire s'engage a transferer lesdits droits et obligations ainsi repris a Sofiee, en tant que charge et condition de la fusion a intervenir entre SIG 40 et Sofiee dans le cadre du Rapprochement, de telle sorte que lesdits Plans soient repris par Sofiee et que les options consenties en vertu de ces Plans soient exercables en actions Vivendi Universal. A cet effet, le nombre d'actions de la societe Vivendi Universal a remettre par celle-ci lors de la levee des options susvisees sera determine en appliquant au prix d'exercice actuellement prevu par ces Plans la parite retenue aux fins de la fusion entre SIG 40 et Sofiee.

            En consequence, pour chaque option Canal+ S.A. detenue, donnant droit a une action Canal+ S.A. pour le Prix de l'Option avant le Rapprochement, chaque beneficiaire desdites options aura le droit, apres le Rapprochement:

                - d'acquerir aupres de Vivendi Universal deux actions Vivendi Universal pour un prix global egal a 39/40(e) du Prix de l'Option;

                - d'acquerir aupres de Canal+ S.A. une action Canal+ S.A. pour un prix egal a 1/40(e) du Prix de l'Option.

            Correlativement, la distribution mentionnee a l'Article 4 ci-dessus, qui est une modalite de l'apport-scission et non une distribution autonome, ne donnera pas lieu a d'autres ajustements desdites options.

            Aux fins de l'obligation prevue au present paragraphe 6.1(a) et du maintien de l'integralite des droits acquis par les beneficiaires desdites options a l'occasion des operations decrites ci-dessus (et notamment la prise en compte de la periode d'ores et deja ecoulee au titre du delai d'indisponibilite fiscale), l'ensemble des parties concernees (en ce compris les societes Vivendi S.A. et Vivendi Universal, ce qui sera reflete dans les charges et conditions de la fusion entre SIG 40 et Vivendi Universal) feront toute diligence pour obtenir avant la date prevue de l'assemblee generale des actionnaires de l'Apporteur devant statuer sur le present Apport et celle de l'assemblee generale des actionnaires de Sofiee devant statuer sur la fusion entre SIG 40 et Sofiee, un agrement de la Direction generale des impots ou la Direction de la Legislation Fiscale.

            (b)   Plan 2000

            (i) A raison de l'operation d'Apport soumis au regime juridique des scissions et de la distribution d'actions SIG 40 subsequente, le Beneficiaire s'engage a reprendre les droits et obligations de Canal+ S.A. au titre du plan d'options de souscription d'actions en date du 7 mars 2000 (le "Plan 2000"), qui sera transfere au Beneficiaire et deviendra exercable en actions du Beneficiaire, les options demeurant par ailleurs exercables en actions Canal+ S.A. dans les conditions decrites ci-apres, le tout pour placer les beneficiaires de ces options dans la meme situation que s'ils avaient ete actionnaires a la date de l'Apport et de la distribution mentionnes a l'article 4 des presentes. Il est precise que pour chaque option Canal+ S.A. detenue, donnant droit a une action Canal+ S.A. pour un prix donne (le "Prix de l'Option") avant le Rapprochement, chaque beneficiaire desdites options aura le droit, apres le Rapprochement:

                - de souscrire aupres de SIG 40 une action SIG 40 pour un prix global egal a 39/40(e) du Prix de l'Option;

                - de souscrire aupres de Canal+ S.A. une action Canal+ S.A. pour un prix egal a 1/40(e) du Prix de l'Option.

            Le Beneficiaire s'engage a transferer lesdits droits et obligations ainsi repris a Sofiee, en tant que charge et condition de la fusion a intervenir entre SIG 40 et Sofiee dans le cadre du Rapprochement, de telle sorte que le Plan 2000 soit repris par Sofiee et que les options consenties en vertu de ce Plan soient exercables en actions Vivendi Universal. A cet effet, le nombre d'actions de la societe Vivendi Universal a emettre par celle-ci lors de la levee des options susvisees sera determine en appliquant au prix d'exercice actuellement prevu par ce Plan la parite retenue aux fins de la fusion entre SIG 40 et Sofiee.

            En consequence, pour chaque option Canal+ S.A. detenue, donnant droit a une action Canal+ S.A. pour le Prix de l'Option avant le Rapprochement, chaque beneficiaire desdites options aura le droit, apres le Rapprochement:

                - de souscrire aupres de Vivendi Universal deux actions Vivendi Universal pour un prix global egal a 39/40(e) du Prix de l'Option;

                - de souscrire aupres de Canal+ S.A. une action Canal+ S.A. pour un prix egal a 1/40(e) du Prix de l'Option.

            Correlativement, la distribution mentionnee a l'Article 4 ci-dessus, qui est une modalite de l'apport-scission et non une distribution autonome, ne donnera pas lieu a d'autres ajustements desdites options.

            (ii) SIG 40 s'engage a faire en sorte que Vivendi mette en place, au plus tard a la date de realisation du Rapprochement, un plan d'options d'achat d'actions Vivendi (le "Plan de Remplacement") destine aux beneficiaires du Plan 2000, donnant droit a un nombre d'actions Vivendi egal au double des actions Canal+ sous-jacentes au Plan 2000. Toutefois, l'octroi a chaque beneficiaire du Plan 2000 des options de souscription d'actions lui revenant au titre du Plan de Remplacement sera strictement subordonne a la renonciation expresse par ledit beneficiaire a l'ensemble de ses droits au titre du Plan 2000.

            6.2   Engagements relatifs aux biens et droits immobiliers transmis

            (a) Le Beneficiaire prendra les biens et droits immobiliers faisant partie des Actifs Transferes dans l'etat ou ils existeront lors de la prise de possession, sans pouvoir exercer aucun recours, ni repetition contre l'Apporteur, a raison de fouilles ou excavations qui auraient pu etre pratiquees sous les immeubles et de tous eboulements qui pourraient en resulter par la suite, la nature du sol et du sous-sol n'etant pas garantie, comme aussi sans aucune garantie en ce qui concerne soit l'etat des immeubles dependant des biens apportes et les vices de toute nature, apparents ou caches, dont ils peuvent etre affectes, soit les mitoyennetes, soit enfin la designation ou les contenances indiquees, toute erreur dans la designation et toute difference de contenances en plus ou en moins, s'il en existe, devant faire le profit ou la perte du Beneficiaire.

            (b) Le Beneficiaire souffrira les servitudes passives grevant ou pouvant grever les immeubles dont dependent les biens apportes, sauf a s'en defendre et a profiter de celles actives, s'il en existe, le tout a ses risques et perils, sans recours contre l'Apporteur, et sans que la presente clause puisse donner a qui que ce soit, plus de droits qu'il n'en aurait en vertu de titres reguliers non prescrits ou de la loi.

            A cet egard, le representant de l'Apporteur declare que ladite societe n'a personnellement cree ni laisse acquerir aucune servitude sur les biens apportes, et qu'a sa connaissance, il n'en existe pas d'autres que celles pouvant resulter des titres de propriete, de la situation naturelle des lieux, de l'urbanisme et de tous titres et pieces, lois et decrets en vigueur.

            (c) Le Beneficiaire fera son affaire et s'obligera au respect des stipulations resultant des etats descriptifs de division et reglements de copropriete auxquels pourraient etre soumis certains des immeubles transmis; le representant du Beneficiaire ayant connaissance desdits documents.

            (d) Le Beneficiaire se conformera aux lois, decrets, arretes, reglements et usages concernant les biens apportes et fera son affaire personnelle de toutes autorisations qui pourraient lui etre necessaires, le tout a ses risques et perils.

            (e) En cas d'exercice du droit de preemption urbain, si celui-ci est applicable, le prix recu par l'Apporteur se substituera a l'immeuble ainsi preempte et appartiendra au Beneficiaire.

                                    ARTICLE 7
                               COMPTES ET ARCHIVES

            Les livres comptables, documents, archives et dossiers de l'Apporteur afferents aux Actifs Transferes seront tenus a la disposition du Beneficiaire pour une periode de dix (10) ans suivant la Date de Realisation, a l'exception des livres comptables, documents, archives et dossiers des societes transferees a SIG 40 dans le cadre de l'Apport (et de leurs filiales controlees) pour lesquelles ces documents seront transferes a la Date de Realisation.

                                    ARTICLE 8
                            REGIME FISCAL DE L'APPORT

            Le Beneficiaire et l'Apporteur declarent que:

   - l'Apporteur et le Beneficiaire sont des societes anonymes ayant leur siege social en France, relevant du statut fiscal des societes de capitaux et comme telles passibles de l'impot sur les societes;

   -  l'apport des Actifs Transferes n'emporte pas dissolution de l'Apporteur;

   - l'apport des Actifs Transferes par l'Apporteur sera remunere par l'attribution de droits representatifs du capital du Beneficiaire ou fera l'objet d'un reglement sous une autre forme dans la limite de 10% de la valeur nominale des droits attribues, au sens de l'article 301 F de l'annexe II du Code General des Impots.

- l'Apporteur et le Beneficiaire entendent placer l'operation d'apport partiel d'actif sous le regime fiscal de faveur des fusions, edicte, sur renvoi de l'article 210-B, par l'article 210-A du Code General des Impots en matiere d'impot sur les societes et, sur renvoi des articles 817 et 817 A du Code general des Impots par l'article 816 du Code General des Impots en matiere de droits d'enregistrement ;

- l'Apporteur entend faire application des dispositions de l'article 115-2 du Code General des Impots en attribuant gratuitement a ses actionnaires les titres du Beneficiaire. L'attribution gratuite des titres du Beneficiaire etant cependant strictement subordonnee au vote par les actionnaires de Sofiee et de SIG 40 de l'absorption par voie de fusion de cette derniere par la societe Sofiee, les actionnaires de l'Apporteur recevront gratuitement des actions de la societe Vivendi Universal. L'Apporteur ne pourra des lors respecter l'engagement de conservation de trois ans vise a l'article 210 B-1-a du Code General des Impots;

   - par consequent, l'application du regime de faveur des fusions en matiere d'impot sur les societes est subordonne a l'obtention d'un agrement qui a ete sollicite aupres des autorites competentes dans le cadre de l'article 210 B-3 du Code General des Impots; l'Apporteur et le Beneficiaire s'engagent, en tant que de besoin, a respecter tous autres engagements mis a leur charge dans le cadre de l'agrement qui sera delivre;

- en consequence, les options et engagements relatifs a la presente convention s'etablissent ainsi qu'il suit:

            8.1   DROITS D'ENREGISTREMENT

            La formalite de l'enregistrement sera effectuee au droit fixe de
1.500 Francs, en application des dispositions des articles 816-I-1(degree) , 817 et 817 A du Code General des Impots.

            8.2   IMPOT SUR LES SOCIETES

            Pour assurer a l'apport partiel d'actif le benefice des articles 210 A et 210 B du Code General des Impots, le Beneficiaire s'engage a respecter l'ensemble des dispositions et prescriptions des articles 210 A et 210 B et notamment:

i. reprendre a son passif les provisions de rapportant aux Actifs Transferes et dont l'imposition a ete differee;

ii. substituer a l'Apporteur pour la reintegration des resultats dont la prise en compte avait ete differee pour l'imposition de ce dernier a raison des biens compris dans l'apport;

iii. calculer les plus-values realises ulterieurement a l'occasion de la cession des immobilisations non amortissables et des titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins-values a long terme qui lui sont apportes d'apres la valeur que ces elements avaient du point de vue fiscal dans les ecritures de l'Apporteur;

iv. reintegrer dans ses benefices imposables les plus-values degagees lors de l'apport des biens amortissables, dans les conditions et delais fixes au d de l'article 210 A-1 du Code general des Impots;

v. inscrire a son bilan les elements autres que des immobilisations compris dans l'apport pour la valeur que ces elements avaient du point de vue fiscal dans les ecritures de l'Apporteur;

vi. l'ensemble des apports etant transcrits sur la base de leur valeur comptable, reprendre a son bilan l'ensemble des ecritures comptables de l'Apporteur relatives aux elements apportes (valeurs d'origine, amortissements, provisions pour depreciation) et continuer de calculer les dotations aux amortissements a partir de la valeur d'origine qu'avaient les biens apportes dans les ecritures de l'Apporteur;

vii. se substituer a l'Apporteur dans l'engagement de conservation pendant deux ans qu'il a souscrit a raison des titres apportes qu'il a acquis depuis moins de deux ans, afin de preserver l'application du regime des societes-meres prevu par les articles 145 et 216 du Code General des Impots aux dividendes recus de ces participations.

            L'Apporteur et le Beneficiaire s'engagent en outre a joindre a leur declaration de resultat un etat conforme au modele fourni par l'administration faisant apparaitre, pour chaque nature d'element compris dans l'apport partiel d'actif, les renseignements necessaires au calcul du resultat imposable de la cession ulterieure des elements consideres, conformement a l'article 54 septies I et a l'article 38 quindecies de l'annexe III, du Code General des Impots.

            Le Beneficiaire inscrira les plus-values degagees sur les elements d'actif non amortissables compris dans l'apport partiel d'actif, et dont l'imposition a ete reportee, dans le registre prevu a l'article 54 septies II du Code General des Impots.

            Le Beneficiaire s'engage a reprendre les reserves speciales de l'Apporteur pour un montant calcule conformement a la Doctrine Administrative 4 I-222 n(degree)10.

            Il est par ailleurs precise que les amortissements derogatoires seront reconstitues par prelevement sur la prime d'apport.

            8.3   TAXE SUR LA VALEUR AJOUTEE

            8.3.1 En ce qui concerne les biens mobiliers d'investissement, l'Apporteur et le Beneficiaire declarent expressement qu'ils entendent beneficier du regime d'exoneration prevu par l'instruction du 22 fevrier 1990 (3-A-6-90). En consequence, l'apport de ces biens au Beneficiaire en vertu des presentes ne sera pas soumis a la TVA et ne donnera pas lieu a regularisation par l'Apporteur. A cet effet, le Beneficiaire s'engage (i) a soumettre a la TVA la cession ulterieure de ces biens et (ii) a proceder, le cas echeant, aux regularisations prevues aux Articles 207 bis, 210 et 215 de l'annexe II au Code General des Impots qui auraient ete exigibles si l'Apporteur avait continue a utiliser lesdits biens. En outre, le Beneficiaire adressera au service des impots dont il releve une declaration en double exemplaire faisant reference au present traite d'apport.

            8.3.2 Le Beneficiaire notifiera, en tant que de besoin, au service des impots dont il releve ainsi qu'a celui dont releve l'Apporteur, le transfert de la creance sur le Tresor detenue par l'Apporteur a la suite de la suppression de la regle du decalage d'un mois. A cet effet, le Beneficiaire fournira a chacun des services concernes, conformement a l'instruction administrative du 22 novembre 1993 (3-D-10-93), une copie de l'avis insere dans un journal d'annonces legales du departement du siege social de l'Apporteur et du Beneficiaire attestant la realite de l'apport des Actifs Transferes, ainsi que les modalites de calcul et de repartition du montant de la creance transferee.

            8.4   PARTICIPATION DES EMPLOYEURS A L'EFFORT DE CONSTRUCTION

            Le Beneficiaire fera son affaire personnelle, pour la part se rapportant aux Actifs Transferes, du paiement ou de l'investissement de la cotisation due au titre de la participation des employeurs a l'effort de construction sur le montant des salaires payes par l'Apporteur avant la Date de Realisation, dans la mesure ou ladite cotisation n'aurait pas ete payee ou investie, conformement a l'Article 163 alinea 3 de l'annexe II au Code General des Impots.

            De meme, le Beneficiaire sera subroge dans le benefice de tous les investissements excedentaires que l'Apporteur aurait pu effectuer relativement aux Actifs Transferes dans le cadre et au titre de ladite participation patronale a l'effort de construction. Il s'engage a reprendre a son bilan les investissements realises afferents aux Actifs Transferes et a se soumettre aux obligations pouvant incomber de ce chef a l'Apporteur.

            8.5   AUTRES IMPOTS ET TAXES

            Le Beneficiaire acquittera, a compter de la Date de Realisation, tous autres impots, taxes, contributions, auxquels pourraient etre assujettis les biens qui lui sont apportes en vertu du present traite d'apport.

            Le Beneficiaire s'engage par ailleurs a rembourser, le cas echeant, l'Apporteur de tous impots et taxes acquittes par ce dernier relativement aux Actifs Transferes (notamment impot foncier, taxe professionnelle, formation continue, taxe d'apprentissage, contribution sociale de solidarite, taxe sur les vehicules de societe), pour leur fraction courue a compter de la Date de Realisation.

            8.6 OPERATIONS ANTERIEURES

            Plus generalement, le Beneficiaire reprend, en tant que de besoin, le benefice et/ou la charge de tous engagements d'ordre fiscal afferents aux elements compris dans l'apport apportes qui auraient pu etre anterieurement souscrits par l'Apporteur a l'occasion d'operations de fusion, fusion dite "a l'anglaise", ou d'apport partiel d'actif, soumises au regime fiscal de faveur des fusions, issu de la loi du 12 juillet 1965, en matiere de droits d'enregistrement et/ou d'impot sur les societes.

            8.7   RETROACTIVITE

Les parties entendent invoquer, au plan de l'impot sur les societes, la retroactivite visee a l'article 3.3.2 ci-dessus. En consequence, SIG 40 s'oblige a etablir sa declaration de resultats et a liquider son impot au titre de l'exercice en cours, tant en raison de sa propre activite que des activites et operations effectuees pour son propre compte depuis le 1er janvier 2000 par Canal+ S.A., concernant les Actifs Transferes.

                                    ARTICLE 9
                               AUTRES ENGAGEMENTS

            9.1   ENGAGEMENTS DU BENEFICIAIRE

            Les engagements de SIG 40 figurant ci-apres seront transmis a Groupe Canal+ dans le cadre de l'apport partiel d'actifs devant etre realise par SIG 40 en faveur de Groupe Canal+.

            (a)   Engagement de consentir une licence de marque

            Le Beneficiaire s'engage a consentir a l'Apporteur une licence gratuite de la marque "Canal+" (en ce compris le nom, la marque figurative et le droit d'utilisation du nom commercial y afferent) pour les besoins de l'exploitation de la Chaine en France, en Suisse et a Monaco pendant la plus longue des durees suivantes : (i) 50 ans a compter de la Date de Realisation et
(ii) la duree de la Convention Canal+ Distribution et de ses eventuels renouvellements. Cette licence fera l'objet d'une publicite a l'INPI.

            En outre, pendant toute la duree de la Convention CSA et de ses renouvellements et en outre, pendant toute la duree d'exploitation de la Chaine, le Beneficiaire s'engage a consentir a l'Apporteur une licence gratuite, pendant la plus longue des durees suivantes : (i) 50 ans a compter de la Date de Realisation et (ii) la duree de la Convention Canal+ Distribution et de ses eventuels renouvellements, portant sur les marques incluant le signe "+" ou les mots "plus" ou "canal" qui apparaissent a l'ecran.

            L'engagement figurant au present paragraphe (a) liera tout cessionnaire eventuel des marques concernees.

            (b)   Engagements relatifs a certaines marques

            Le Beneficiaire s'engage a faire en sorte et a permettre que, posterieurement au Rapprochement:

            (i) les marques relatives aux activites de production ou d'edition de Canal+ S.A. relatives a la chaine (en particulier relatives aux emissions) a l'avenir soient deposees au nom de Canal+ S.A. (a l'exception des marques comportant les termes "canal" ou "plus" ou le signe algebrique "+");

           (ii) des licences gratuites de marque, d'une duree minimum de cinquante (50) ans, soient consenties par Groupe Canal+ et ses filiales en faveur de Canal+ S.A. en vue de l'utilisation de marques diffusees a l'antenne et uniquement aux fins de la diffusion a l'antenne.

            L'Apporteur s'engage a consentir au Beneficiaire des licences gratuites de marques, d'une duree minimum de cinquante (50) ans, sur les marques mentionnees au present paragraphe (c)(i) en vue de leur utilisation par Groupe Canal+ et ses filiales en France et a l'etranger.

            Les engagements prevus au present paragraphe (c) demeureront en vigueur pendant toute la duree de la Convention CSA et de ses renouvellements et, en outre, tant que l'Apporteur continuera d'exercer son activite d'edition de la Chaine.

            Les engagements figurant au present paragraphe (c) lieront tout cessionnaire eventuel des marques concernees.

            9.2   ENGAGEMENTS DE L'APPORTEUR

            Le benefice des engagements de l'Apporteur figurant ci-apres en faveur du Beneficiaire sera transmis a Groupe Canal+ dans le cadre de l'apport partiel d'actifs devant etre realise par SIG 40 en faveur de Groupe Canal+.

            (a) L'Apporteur consent par les presentes au Beneficiaire, qui l'accepte (en tant que promesse seulement), une promesse de lui ceder l'integralite des 3994 actions de la societe "Compagnie du Numerique Hertzien" (telle que decrite a l'Annexe A) qu'il conserve, au prix d'un (1) euro. La presente promesse pourra etre exercee par le Beneficiaire a compter du troisieme anniversaire de la Date de Realisation et ce, pendant un delai d'un an, en notifiant l'Apporteur de sa levee par lettre recommandee avec demande d'avis de reception adressee au siege social a l'attention du President Directeur General de l'Apporteur, etant toutefois precise que la periode, les delais et le prix d'exercice de la present promesse pourront etre modifies par accord entre les parties.

            (b) L'Apporteur consent par les presentes au Beneficiaire, qui l'accepte (en tant que promesse seulement), une promesse de lui ceder l'integralite des 499 actions de la societe SESI (telle que decrite a l'Annexe
A) qu'il detient, au prix de 300.000 francs. La presente promesse pourra etre exercee par le Beneficiaire des que les conditions reglementaires et les conditions tenant a la qualite de radio-diffuseur de Canal+ S.A. le permettront, sans remettre en cause la continuite des activites de SESI et ce, pendant un delai d'un an, en notifiant l'Apporteur de sa levee par lettre recommandee avec demande d'avis de reception adressee au siege social a l'attention du President Directeur General de l'Apporteur, etant toutefois precise que la periode, les delais et le prix d'exercice de la present promesse pourront etre modifies par accord entre les parties. En cas d'exercice de la promesse, le beneficiaire de la promesse acquerra egalement, a leur valeur nominale majoree des interets courus, les avances et comptes courants d'actionnaires le cas echeant consentis par Canal + S.A. en faveur de SESI.

            (c) L'Apporteur consent par les presentes au Beneficiaire, qui l'accepte (en tant que promesse seulement), une promesse de lui ceder l'integralite des 2.494 actions de la societe SGSI (telle que decrite a l'Annexe
A) qu'il detient, a un prix egal a un (1) euro. La presente promesse pourra etre exercee par le Beneficiaire des que les conditions reglementaires et les conditions tenant a la qualite de radio-diffuseur de Canal+ S.A. le permettront sans remettre en cause la continuite des activites de SESI, et ce, pendant un delai d'un an en notifiant l'Apporteur de sa levee par lettre recommandee avec demande d'avis de reception adressee au siege social a l'attention du President Directeur General de l'Apporteur, etant toutefois precise que la periode, les delais et le prix d'exercice de la present promesse pourront etre modifies par accord entre les parties.

                                   ARTICLE 10
                             CONDITIONS SUSPENSIVES

            La realisation de l'Apport et de la distribution des actions SIG 40 subsequente est subordonnee aux conditions suspensives suivantes:

            (a) l'approbation par une assemblee generale extraordinaire des actionnaires de Canal+ S.A. de l'ensemble des dispositions du present Traite d'Apport et de ses Annexes;

            (b) l'approbation par une assemblee generale extraordinaire des actionnaires de SIG 40 de l'ensemble des dispositions du present Traite d'Apport et de ses Annexes, de l'augmentation du capital en remuneration des apports et de l'attribution des actions nouvelles a l'Apporteur;

            (c) l'approbation de la fusion entre Vivendi S.A. et Sofiee par les assemblees generales des actionnaires de Vivendi et de Sofiee (la realisation de ladite fusion etant reputee intervenir prealablement aux apports devant etre effectues par Canal+
                 S.A. dans le cadre du Rapprochement);

            (d)  la realisation de l'apport de Canal+ S.A. a Canal+
                 Distribution;

            (e)  la realisation de l'apport de Canal+ S.A. a Canal+ Regie;

            (f) l'homologation (Final Order) par un tribunal canadien competent du Plan of Arrangement, adopte a la majorite des deux tiers par l'assemblee generale des actionnaires de Seagram, relatif a l'acquisition de la societe Seagram par une ou plusieurs filiales (directes ou indirectes) de Vivendi S.A.;

            (g)  l'obtention de l'Agrement;

            (h) l'obtention de l'autorisation du Rapprochement par la Commission europeenne au titre du Reglement 4064/89 du Conseil relatif au controle des concentrations.

                 Si les conditions susvisees n'ont pas ete remplies au 31 decembre 2000, le present Traite sera considere comme nul et de nul effet, sauf si les parties conviennent de le proroger.

            Par ailleurs, la distribution visee a l'article 1 ci-dessus est subordonnee a la realisation de l'Apport et au vote de la fusion entre SIG 40 et Sofiee par leurs actionnaires respectifs.

            Il est precise que les Parties pourront decider de renoncer a l'une ou plusieurs des conditions suspensives susvisees dans la mesure ou elles ne sont pas legalement requises.

            En cas de realisation et/ou de renonciation, en tout ou en partie, aux conditions suspensives susvisees, l'Apport sera realise de maniere concomitante aux autres operations prevues au titre du Rapprochement et uniquement en cas de realisation du Rapprochement.

                                   ARTICLE 11
                                     DIVERS

            11.1  FORMALITES

            Le present Traite sera depose au greffe du Tribunal de Commerce de Paris. Il fera l'objet de publications conformement au Code de Commerce et de telle sorte que le delai accorde aux creanciers non-obligataires pour former opposition soit expire avant la tenue des assemblees d'actionnaires appelees a statuer sur ce projet conformement a l'Article 9 ci-dessus.

            L'Apporteur obtiendra mainlevee des nantissements ou privileges s'il s'en revelait.

            11.2  FRAIS

            Les droits d'enregistrement, frais et honoraires relatifs au present Traite ou a son execution seront acquittes par le Beneficiaire qui s'y oblige.

            11.3  ELECTION DE DOMICILE

            Pour l'execution des presentes et des actes ou proces-verbaux qui en seront la suite ou la consequence, les parties font respectivement election de domicile en leurs sieges respectifs.

            11.4  POUVOIRS

            Tous pouvoirs sont donnes au porteur d'un original, d'une copie ou d'un extrait des presentes pour effectuer tous depots, mentions ou publications, selon le cas, et notamment depot au greffe du Tribunal de Commerce de Paris.

            11.5  LOI APPLICABLE

            Le present traite est soumis a la loi francaise.

            Fait a Paris,
            Le      octobre 2000,
            En neuf exemplaires originaux, dont sept pour les depots legaux et un pour chaque partie.


Canal+                                   SIG 40

_____________________________            ______________________________
Par:  Monsieur Pierre Lescure            Par:  Monsieur Pierre
Lescure

                           LISTE DES ANNEXES

Annexe A                Liste des participations detenues par Canal+ S.A.
                        apres Apport

Annexe B                Liste des participations faisant partie des Actifs
                        Transferes

Annexe C                Description sommaire des obligations emises par
                        Canal+ S.A.

Annexe D Description des principales caracteristiques des plans d'options de souscription et d'achat d'actions

Annexe E                Traite de fusion entre Sofiee et SIG 40, a
                        l'exception de son Annexe A
Annexe 1                Methodes utilisees pour determiner la parite de
                        fusion
Annexe 3.2.1 (a)        Actifs Transferes

Annexe 3.2.1 (b)        Marques et Modeles Transferes

Annexe 3.2.1 (c)        Certains Actifs non Transferes

Annexe 3.2.2 (a)        Cautions, avals, garanties et assimiles pris en
                        charge
Annexe 3.2.2 (b)        Passif pris en charge

Annexe 3.3.3            Certains contrats transferes

Annexe 3.3.6            Principales directions auxquelles les salaries
                        transferes sont rattaches
Annexe 3.4 (a)          Certains contrats non transferes

Annexe 3.4 (b)          Marques et Brevets non Transferes

5.1 (ii)                Privileges et nantissements inscrits

5.1 (iii)               Evenements intervenus depuis le 1er janvier 2000

                                                                        ANNEXE A

         LISTE DES PARTICIPATIONS DETENUES PAR CANAL+ S.A. APRES APPORT

                          FORME                               NOMBRE      POURCENTAGE
NOM DE LA SOCIETE         SOCIALE     R.C.S.                 D'ACTIONS     DU CAPITAL
------------------        -------     ------                 ---------     ----------
Best of Europ              SA         Paris 378 250 468        19.993       99,97

Canal+ S.A.                SA         Paris 329 211 734       540.554        0,43

Cie du Numerique Hertzien  SA         Paris 431 638 030         3.994       99,85

Mediametrie                SA         Nanterre 333 444 000        130         1,4

Mediametrie Expansion      SA         Nanterre 392 044 707        600           5

Nulle Part Ailleurs        SNC        Paris 402 950 943         3.499       99,97
Production

Quirats+                   SA         Paris 342 545 316       735.993       99,99

SESI (I-Television)        SNC        Paris 412 916 215           499       99,80

SGSI (Gerant de            SA         Paris 424 885 465         2.494       99,76
i-Television)

SIG 40                     SA         Paris 419 293 246         2.500(1)      100

________________
(1)    Avant augmentation de capital resultant de l'Apport

                                                                        ANNEXE B

          LISTE DES PARTICIPATIONS FAISANT PARTIE DES ACTIFS TRANSFERES

              SOCIETE               FORME JURIDIQUE               RCS                 % DU CAPITAL     NBRE DE TITRES
                                                                                                       DETENUS PAR C+
AIR CD                                   SNC             Bobigny 412 538 068             50,00%             250
ANTENNES TONNA                           S.A.              Reims 335 880 860             51,00%            80.784
Aqua +                                   S.A.            St Pierre 393 142 310           96,00%           575.999
C:                                        SNC              Paris 401 617 709            100,00%             500
CANAL+ Deutschland                    (Allemagne)     Frankfurt-am-Main HRB 44888       100,00%              1
                                         GmbH
CANAL+ Editions                           SNC              Paris 382 357 416             51,00%            2.550
CANAL+ Europe                       (Pays-Bas) B.V.      Kvk Hilversum 34091980          49,90%          99.146.800
CANAL+ Finance                           S.A.              Paris 342 665 353             99,99%          15.999.994
CANAL+ GmbH &  Co KG                  (Allemagne)      Frankfurt-am-Main A 27721         1,00%             1.000
                                      GmbH&Co KG
CANAL+ Immobilier                         SNC              Paris 348 283 664             99,80%             499
CANAL+ Multimedias                       S.A.              Paris 400 519 260             49,88%            1.247
CANAL+ Participation                   E.U.R.L.            Paris 345 319 156            100,00%             500
CANAL+ Technologies                      S.A.              Paris 399 323 567             99,91%         213.426.633
CANAL+ Telematique                       S.A.              Paris 339 594 715             99,76%            2.494
CANAL HORIZONS                           S.A.              Paris 379 849 862               NS                1
CANAL JIMMY                              S.A.             Nanterre 380 437 475            1,06%              125
CANAL Numedia  (ex SERDIF)               S.A.              Paris 403 796 667             99,99%           505.631
CANALPRO                                 SNC               Paris 411 223 043             99,80%             499
CANALSATELLITE                           S.A.              Paris 383 866 795             65,90%            54.962
CAPA                                     S.A.              Paris 351 647 425              4,45%              120
Cevennes Participation  (ex C 97)        S.A.             Nanterre 412 251 258           99,99%            57.497
Cine-Cinema Cable                        S.A.             Nanterre 377 893 128            1,00%              121
Cine+                                                  SA (en cours de formation)
CP AVIATION CORP                                        US Delaware corporation         100,00%             100
DEMAIN                                   S.A.              Paris 413 909 029             99,76%            2.494
ELIMCA PRODUCTION                        S.A.               Paris 410 749 402              NS                1
ELLIPSE CABLE                            S.A.              Paris 403 367 980               NS                1
ELLIPSE MARINE                           SNC               Paris 400 069 605             99,98%            4.999
ELLIPSE PROGRAMME                        S.A.              Paris 342 382 074               NS                1
FINANCIERE DE VIDEOCOMMUNICATION         S.A.              Paris 347 902 678             99,99%           494.995
FINANCIERE ON LINE                       SNC               Paris 420 224 792             33,33%          2.052.055
GEDEON COMMUNICATION                     S.A.             Bobigny 332 126 564            50,95%            3.159
GIE NUMERIQUE CANAL+ -                   GIE               Paris 407 844 828             51,00%              51
CANALSATELLITE(1)
I-LINE(2)                                S.A.              Paris 419 747 902             49,92%            1.248
KIOSQUE HOLDING                          SNC               Paris 408 999 602             80,00%             400
LAGARDERE(3)                            S.C.A.             Paris 320 366 446              0,82%           1.119.514

--------

(1)        Fait l'objet d'un apport prealable a VANGUR

(2)        Cession en cours

(3) Ces titres n'ont pas vocation a rester dans le perimetre de CANAL+ et sont donc cedes regulierement

LE MONDE PRESSE                          S.A.              Paris 399 223 684             24,04%            96.749
LE STUDIO ELLIPSE                        S.A.              Paris 379 219 264             29,99%            7.498
MCM Classique Jazz                       S.A.             Nanterre 403 183 148             NS                1
MCM EUROMUSIQUE                          S.A.              Paris 350 787 594             48,99%           922.209
MONEGASQUE DES ONDES - MDO(4)            S.A.                    Monaco                  23,75%            71.251
MULTITHEMATIQUES                         S.A.             Nanterre 402 314 140           27,42%          4.921.250
NC NUMERICABLE HOLDING(5)                S.A.              Paris 414 618 280             63,00%            24.706
NC NUMERICABLE SNC                        SNC             Nanterre 330 166 711           0,01%               1
NETHOLD FINANCE                          S.A.              Paris 333 698 025             99,99%          44.999.988
PARIS MEDIAS (95,2Mhz)                 S.A.R.L.            Paris 332 390 434
PARIS PREMIERE(6)                        S.A.              Paris 383 081 254             15,00%            10.515
PARIS-SAINT-GERMAIN FOOTBALL             S.A.              Paris 382 357 721             56,76%           116.057
PARIS-SAINT-GERMAIN                      S.A.              Paris 388 800 302             50,24%            1.235
HAND-BALL
PARIS-SAINT-GERMAIN                      S.A.              Paris 388 894 131             50,84%            1.271
JUDO
PARIS-SAINT-GERMAIN                      S.A.              Paris 388 591 315             4,72%              118
RACING BASKET(7)
PLANETE CABLE                            S.A.             Nanterre 377 624 028           0,81%             4.001
PROPARCO                                 S.A.              Paris 310 792 205             0,22%             10.000
S.A.G.A.S.                               S.A.             Nanterre 391 262 375           49,44%            1.236
S.E.C.C. (Comedie)                       S.A.              Paris 414 146 357               NS                1
S.E.D.A.C.I. (Cote d'Ivoire)             S.A.               Abidjan 162-782                NS                1
S.E.D.A.T.                               S.A.                  Tunis 1734                  NS                1
S.E.G.P. +                                SNC              Paris 412 486 417             99,80%             499
S.E.S. Geneve  (gere stade du            S.A.               CH-660-2184998-8             74,70%             747
Servette)
S.E.S.A.   (Canal Regie)(8)             S.A.S.             Paris 414 949 172            100,00%            2.500
S.E.S.E.                                 S.A.              Paris 379 538 440             99,80%            2.495
S.G.T.N.                                 S.A.              Paris 398 395 673             49,80%            1.245
S.H.C.C. (Holding Comedie)               S.A.              Paris 414 710 186             26,28%             657
SATELLITE SERVICE                        S.A.              Paris 308 208 255             99,98%            29.995
SERVETTE DE GENEVE                       S.A.               CH-660-2001996-5             41,58%            10.397
SIG 55                                   S.A.              Paris 426 707 202            100,00%            2.500
SOGECABLE                           (Esapagne) S.A.         32-28013 Madrid              21.27%          20.637.730
SPORT +                                   SNC              Paris 349 658 336             99,80%             499
STUDIO PARTICIPATIONS                     SNC             Nanterre 339 449 761           40,00%            2.200
STUDIOCANAL                              S.A.             Nanterre 056 801 293           82,91%          88.279.282
STUDIOCANAL France                       S.A.              Paris 331 121 798               NS                1
Thematiques Regie(9)                     S.A.              Paris 388 807 554             99,76%            49.918

--------
(4)      Cession en cours

(5) Une operation en cours devrait avoir pour consequence de diluer la participation de CANAL+ sans changer le nombre de titres detenus

(6)      Cession en cours

(7) Par un acte datant de fevrier 2000, le Groupe NICOLN a acquis 1.020 actions aupres de CANAL+ et s'est engage a acquerir les 118 dernieres actions detenues dans la SAOS par CANAL+ en 2003, CANAL+ s'etant engage a les lui ceder

(8)      Avant augmentation de capital

(9)      Fait l'objet d'un apport prealable a SESA

TIMEWISE INVESTMENTS LIMITED           (GB) LTD        3122523 (Companies House)        100,00%              2
TKP                                   joint stock             Warsaw 41746               33,00%           136.677
                                        company
                                       (Pologne)
TONNA ELECTRONIQUE                       S.A.              Reims 324 165 521             4,83%             13.187
TV SPORT                                 S.A.             Nanterre 342 965 712           39,00%            58.499
VANGUR(10)                               S.A.              Paris 420 597 213            100,00%            2.500
VIVENDI                                  S.A.              Paris 780 129 961                             1.202.583
VIVENDI-NET                                                                              50,00%

Pour Memoire :le droit de recevoir les actions SIG 40 puis VIVENDI UNIVERSAL devant etre emises a raison des actions Canal+ S.A. detenues et conservees par l'Apporteur

--------------------
(10)     Avant augmentation de capital

                                                                        ANNEXE C

   DESCRIPTION SOMMAIRE DES OBLIGATIONS EMISES PAR CANAL+ S.A.

1. OBLIGATIONS ZERO-COUPON FEVRIER 1999-2009 INDEXEES SUR LE
   COURS DES ACTIONS CANAL+ S.A.   (LES "OBLIGATIONS INDEXEES")


Montant nominal              53.300.000 euros

Date d'emission              1 mars 1999

Taux nominal                 Aucun

Date de remboursement        2 mars 2009

Prix de remboursement        Le plus eleve des deux montants suivants;
                             - 100 euros
                             - Nominal x [100% + 100% (CANf - CANo)/CANo] ou
                             CANf represente la valeur de la moyenne
                             arithmetique des cours de l'action CANAL+ S.A.
                             entre le 26 janvier 2009 et le 6 fevrier 2009
                             (inclus) et CANo est egal a 216,7 euros.

                             Ce prix de remboursement est plafonne a 260 euros

Modification des conditions  Les conditions de remboursement sont susceptibles
de remboursement             d'etre modifiees en cas d'operations financieres de
                             CANAL+ S.A. (augmentation de capital avec droit preferentiel de souscription, distribution exceptionnelle de reserves en especes ou en titres du portefeuille) ou d'operations financieres affectant l'action CANAL+ S.A. ou sa cotation
                             (fusion, scission, offre publique d'achat, offre publique d'echange, sortie de la cote du Reglement
                             Mensuel), dans les conditions decrites dans la note d'operation visee ci-apres.

Dette residuelle au          53.300.000 Euros
31.12.1999

Les Obligations Indexees ont fait l'objet d'une note d'operation ayant recu le visa de la Commission des operations de bourse n(degree) 99-149 en date du 24 fevrier 1999, a l'occasion de leur admission au Premier Marche.

2. OBLIGATIONS 2002 3,5% ECHANGEABLES EN ACTIONS MEDIASET
   (LES "OBLIGATIONS MEDIASET")


Montant nominal              2.220.080.000 FF

Date d'emission              1er avril 1997

Taux nominal                 3,5% par an

Date de remboursement        1er avril 2002

Echange Obligations echangeables contre des actions ordinaires d'une valeur nominale de Lit. 1000 chacune, de la societe Mediaset S.p.a., selon le ratio, sous reserve de la survenance de certains evenements, notamment d'operations portant sur le capital de la societe Mediaset), de 341,74014 actions Mediaset pour des obligations d'un montant de 10.000 francs.

                             Canal+ S.A. peut toutefois verser aux obligataires ayant ainsi demande l'echange de leurs obligations une somme en numeraire egale a la valeur de marche des actions Mediaset.
                             Cette faculte d'echange peut etre exercee jusqu'au 18 mars 2002.

Dette residuelle au          1.193.280.000 Francs
31.12.1999

                                                                        ANNEXE D
           DESCRIPTION DES PRINCIPALES CARACTERISTIQUES
     DES PLANS D'OPTIONS DE SOUSCRIPTION ET D'ACHAT D'ACTIONS

DATE DU PLAN                       14 sept. 1995     7 decem. 1995      6 mars 1996     25 juin 1998      25 juin 1998
------------                       -------------     -------------      -----------     ------------      ------------
NOMBRE D'OPTIONS                       1.200.000            40.000           40.000          596.000         1.350.400

MODALITES                         1 option donne    1 option donne   1 option donne   1 option donne    1 option donne
                                     le droit de       le droit de      le droit de         le droit          le droit
                                   souscrire a 1     souscrire a 1    souscrire a 1      d'acheter 1       d'acheter 1
                                          action            action           action           action            action
PRIX DE SOUSCRIPTION OU D'ACHAT       27,3 euros        31,4 euros       33,9 euros         61 euros        41,3 euros

DELAI DE VALIDITE DE L'OPTION      20% exercable     20% exercable    20% exercable   100% exercable     10% exercable
                                   du 14/09/1995     du 07/12/1995    du 06/03/1996    du 25/03/2003     du 25/06/1999
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002    au 25/06/2004     au 24/06/2004
                                   20% exercable     20M exercable    20% exercable                      20% exercable
                                   du 14/09/1996     du 07/12/1996    du 06/03/1997                      du 25/06/2000
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002                      au 24/06/2004
                                   20% exercable     20% exercable    20% exercable                      30% exercable
                                   du 14/09/1997     du 07/12/1997    du 06/03/1998                      du 25/06/2001
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002                      au 24/06/2004
                                   20% exercable     20% exercable    20% exercable                      40% exercable
                                   du 14/09/1998     du 07/12/1998    du 06/03/1999                      du 25/06/2002
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002                      au 24/06/2004
                                   20% exercable     20% exercable    20% exercable
                                   du 14/09/1999     du 07/12/1999    du 06/03/2000
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002
NOMBRE D'OPTIONS EXERCEES AU             545.416             3.000                0                0                 0
31/12/1999

NOMBRE D'OPTIONS DECHUES (1)              21.440                 0                0           39.600                 0
AU 31/12/1999

DATE DU PLAN                           8 juin 1999    22 sept. 1999       7 mars 2000
------------                           -----------    -------------       -----------
NOMBRE D'OPTIONS                            40.000           48.000         1.600.000

MODALITES                           1 option donne   1 option donne    1 option donne
                                          le droit         le droit       le droit de
                                       d'acheter 1      d'acheter 1       souscrire 1
                                            action           action            action
PRIX DE SOUSCRIPTION OU D'ACHAT           64 euros       64,2 euros      261,51 euros

DELAI DE VALIDITE DE L'OPTION        10% exercable    10% exercable     10% exercable
                                     du 08/06/2000    du 23/09/2000     du 07/03/2000
                                     au 07/06/2005     au 22/09/205     au 06/03/2006
                                     20% exercable    20% exercable     20% exercable
                                     du 08/06/2001    du 23/09/2001     du 07/03/2001
                                     au 07/06/2005    au 22/09/2005     au 06/03/2006
                                     30% exercable    30% exercable     30% exercable
                                     du 08/06/2002    du 23/09/2002     du 07/03/2002
                                     au 07/06/2005    au 22/09/2005     au 06/03/2006
                                     40% exercable    40% exercable     40% exercable
                                     du 08/06/2003    du 23/09/2003     du 07/03/2003
                                     au 07/06/2005    au 22/09/2005     au 06/03/2006



NOMBRE D'OPTIONS EXERCEES AU                     0                0                 0
31/12/1999

NOMBRE D'OPTIONS DECHUES (1)                12.000                0                 0
AU 31/12/1999

NOMBRE D'OPTIONS SUSCEPTIBLES            633.144            37.000           32.000  S'agissant d'options d'achat
D'ETRE EXERCEES AU 31/12/1999(2)                                                     d'actions, elles sont sans effet
                                                                                     sur le nombre d'actions en circulation
                                                                                     ou a creer                                 0

(1)  Suite au depart ou au deces des beneficiaires.

(2)  Conformement aux termes du plan.

                                                                        ANNEXE E

     TRAITE DE FUSION ENTRE SOFIEE ET SIG 40 (A L'EXCEPTION DE SON ANNEXE A)

                                                                        ANNEXE 1

   METHODES UTILISEES POUR DETERMINER LA PARITE DE FUSION ET LE RAPPORT ENTRE
         LES VALEURS REELLES DE SIG 40 ET DE CANAL+ S.A. (APRES APPORT)


1- DESCRIPTION DES CRITERES RETENUS

Pour la determination de la parite, il a ete procede a la comparaison des societes Canal+ S.A. et Vivendi a partir de criteres habituels refletant:

          - les caracteristiques boursieres des deux societes (cours de bourse);

          - la valorisation intrinseque des deux societes (actif net reevalue, actualisation des flux futurs, comparables boursiers et transactions comparables).

Pour la determination des criteres de comparaison des deux societes, il a ete tenu compte de l'ensemble des titres donnant acces au capital. Des ajustements ont ete effectues en ce qui concerne le nombre de titres de Vivendi, qui a emis des obligations convertibles et des options de souscription d'actions, et de Canal+ S.A., qui a emis des options de souscriptions d'actions.

Dans le cadre du calcul des parites, la valeur de l'action Canal+ S.A. a ete ajustee de facon a exclure la partie des actifs du groupe qui ne font pas partie de l'Apport (Canal+ S.A.).

Il a egalement ete tenu compte dans la determination des parites d'echange de la concomitance de l'acquisition de Seagram et des apports. La methodologie d'evaluation retenue pour Seagram est decrite ci-apres. Il a egalement ete procede a l'analyse de la valeur finale recue par chacun des colleges d'actionnaires de Vivendi, Seagram et Canal+ pour s'assurer de sa juste repartition par rapport a la situation initiale.

Cours de Bourse

Les cours de bourse des actions de Canal+ S.A. et de Vivendi ont ete releves quotidiennement, sur une periode de 12 mois s'achevant le 16 juin, dernier jour de cotation avant l'examen par les conseils d'administration des deux societes du principe de l'operation et la rapport des moyennes des cours de cloture etablies sur des periodes de 1 a 12 mois precedant l'annonce de l'operation a ete analyse. Il a egalement ete tenu compte de l'influence des rumeurs sur le cours de bourse des societes dans les jours precedant l'annonce de l'operation.

Le rapport de cours de bourse est un element important dans la determination de la parite. Les deux societes sont cotees au Premier Marche a Reglement Mensuel de la SBF-Bourse de Paris et beneficient d'une bonne liquidite. Cependant, le rapport des cours de bourse doit etre apprecie avec prudence, compte tenu de la volatilite du cours de bourse des societes operant dans les secteurs des telecoms, des medias et d'Internet.

Valeur intrinseque

Le critere de la valorisation intrinseque a ete analyse sur la base de 3 methodes d'evaluation:

          -    Canal+ S.A.

[ ] L'actualisation des flux futurs de tresorerie, afin d'apprehender les previsions de croissance a long terme de chaque societe et le potentiel de developpement des activites en phase d'expansion.

[ ] L'etude des multiples boursiers de societes comparables pour chacune des divisons de la societe.

[ ]  L'etude des multiples derives de l'analyse de transactions comparables.

          -    Vivendi

               La valorisation intrinseque de Vivendi est le resultat de la combinaison des 3 methodes decrites ci-dessus appliquees a chacune des societe ou divisions qui constituent le groupe Vivendi. La valorisation de certains des actifs mineurs du groupe a ete faite sur la base de leur de marche ou d'acquisition (lorsque suffisamment recentes).

          -    Seagram

               La valorisation intrinseque du groupe Seagram repose sur l'analyse des multiples boursiers de societes comparables appliques a chacune des divisions du group et sur la valeur de marche de certains de ses actifs.

Les hypotheses de taux d'actualisation et de croissance a perpetuite utilisees dans le cadre de cette etude ont ete ajustees pour chacune des divisons evaluees.

2 - CRITERES REJETES

Dividendes

Canal+ S.A. a une politique de distribution de dividendes tres conservatrice de facon a pouvoir financer sa croissance et ses acquisitions. La distribution au titre de l'exercice 2000 a ete mis en question lors de la derniere assemblee generale ayant statue sur les comptes de 1999. Vivendi de par ses activites Environnement presente des caracteristiques de valeur de rendement et distribue des dividendes regulierement sur la base de flux de tresorerie stables. La distribution relative de dividendes a chaque groupe d'actionnaires ne constitue donc pas un critere refletant de maniere appropriee la valeur economique relative de chacun des groupes.

Resultat net

Canal+ S.A. a historiquement presente des resultats consolides deficitaires, lies aux acquisitions faites par le groupe et le lancement continuel de nouvelles activites. Vivendi presente des resultats positifs de maniere recurrente grace en particulier a la stabilite de ses activites Environnement et a la rentabilite de ses activites telephonie mobile. Le resultat net relatif de chacun des groupes (ainsi que pour les memes raisons, l'ensemble des elements du compte de resultats) ne constitue pas un critere refletant de maniere adequate la valeur economique de chacun des groupes.

Actif net comptable

L'application du critere de l'actif net comptable n'est pas adaptee au cas de Canal+ S.A. et Vivendi. La valeur de societes operationnelles, particulierement dans le cas de societes en forte croissance comme Canal+ S.A. et Vivendi, est determinee par leur capacite a generer des resultats ou des flux de tresorerie a partir d'un ensemble d'actifs, notamment incorporels, plus que par la valeur individuelle de ces actifs. La valeur economique de chacun des groupes ne refletant notamment pas leurs perspectives de croissance.

                                                                 ANNEXE 3.2.1(a)

                                ACTIFS TRANSFERES

                                                         Amortisse-         Montants
(en euros)                                 Montants        ments ou           net au
                                              bruts      provisions         01/01/00
-------------------------------------------------------------------------------------
IMMOBILISATIONS INCORPORELLES            22,972,037      21,026,579        1,945,458

IMMOBILISATIONS CORPORELLES              64,687,421      29,503,930       35,183,491
Constructions, amenagements,             40,891,779      12,130,306       28,761,473
installations
Mobilier, materiel de bureau             23,795,642      17,373,624        6,422,018
et autres

IMMOBILISATIONS FINANCIERES           4,710,369,448     138,350,197    4,572,019,251
Participations                        2,391,848,269      52,671,708    2,339,176,561
Creances rattachees aux               1,866,353,767      70,018,015    1,796,335,752
participations
Prets et autres immobilisations         452,167,412      15,660,474      436,506,938
financieres

-------------------------------------------------------------------------------------
ACTIF IMMOBILISE                      4,798,028,906     188,880,706    4,609,148,200
-------------------------------------------------------------------------------------

Stocks                                       67,101               -           67,101
Clients                                  53,569,467               -       53,569,467
Autres creances                          95,676,466               -       95,676,466
Valeurs mobilieres de                    40,505,589               -       40,505,589
placement
Droits attaches aux actions CANAL+       12,752,671               -       12,752,671
de recevoir des actions SIG 40
(39/40eme)
Disponibilites                           29,636,909               -       29,636,909

-------------------------------------------------------------------------------------
ACTIF CIRCULANT                         232,208,203               -      232,208,203
-------------------------------------------------------------------------------------

Charges constatees d'avance               4,094,963                        4,094,963
Charges a repartir                       15,015,016                       15,015,016
Ecart de conversion actif                     1,164                            1,164

-------------------------------------------------------------------------------------
TOTAL DE L'ACTIF                      5,049,348,252     188,880,706    4,860,467,546
-------------------------------------------------------------------------------------

                                   ANNEXE

1. Immobilisations

1.1 Immobilisations incorporelles

- l'ensemble des logiciels acquis et crees par CANAL+, dont le systeme informatique de gestion des unites de diffusion (application Antenne) et le systeme de gestion des abonnes (CGA).

-    les avances et acomptes sur commandes d'immobilisations incorporelles.

Lesdits elements incorporels sont valorises au 31 decembre 1999 pour leur valeur nette comptable de 1 945 458 euros, soit une valeur brute de 22 972 037 euros, diminuee des amortissements et provisions pour 21 026 579 euros.

1.2 Immobilisations corporelles

-    les amenagements et installations des sites QAC et Ponant principalement.

- l'ensemble des materiels et equipements (mobiliers, postes informatiques, materiels telephoniques...) des services centraux du groupe CANAL+ :
     Direction Generale, Direction Juridique, Direction Financiere, Direction des Ressources Humaines, Direction des Moyens Generaux, Direction de la Communication, Direction Technique Groupe...

-    les avances et acomptes sur commandes d'immobilisations.

Lesdits elements corporels sont valorises au 31 decembre 1999 pour leur valeur nette comptable de 35 183 491 euros, soit une valeur brute de 64 687 421 euros, diminuee des amortissements et provisions pour 29 503 930 euros.

1.3 Immobilisations financieres

- les titres detenues par CANAL+ dans l'ensemble de ces filiales, y compris CANAL+ Distribution et CANAL+ Regie, mais a l'exclusion de S.E.S.I., S.G.S.I., NPA Production, Best of Europ, Quirats+, Thematiques Regie (apportee a Canal+ Regie), le GIE Numerique CANAL+/Canalsatellite (apportee a Canal+ Distribution), la SC du Cygne (apportee a Canal+ Distribution), Mediametrie et Mediametrie Expansion, tels que detailles en annexe B.

-    les comptes courants permettant le financement de ces filiales.

-    l'ensemble des prets, depots et autres cautionnements.

Lesdits elements financiers sont valorises au 31 decembre 1999 pour leur valeur nette comptable de 4 572 019 251 euros, soit une valeur brute de 4 710 369 448 euros, diminuee de provisions pour 138 350 197 euros.


2 Actif circulant

-    des stocks pour une valeur nette de 67 101 euros.

- des creances clients pour une valeur nette de 53 569 467 euros, essentiellement sur des filiales du Groupe CANAL+ (interets sur compte courant, mise a disposition de personnels, refacturation de prestations diverses etc.).

-    d'autres creances, notamment en matiere de TVA, pour 95 676 466 euros.

- des valeurs mobilieres de placement, des droits attaches aux actions CANAL+ autodetenues de recevoir des actions SIG 40 puis VIVENDI UNIVERSAL et des disponibilites pour 82 895 169 euros.

Soit un montant total net pour l'actif circulant de 232 208 203 euros.


3 Comptes de regularisation d'actif

-    des charges constatees d'avance pour 4 094 963 euros.

-    des charges a repartir sur plusieurs exercices de 15 015 016 euros.

-    des ecarts de conversion actifs totalisant 1 164 euros.

Soit un montant total pour les comptes de regularisation de 19 111 143 euros.


La valeur nette comptable des elements de l'actif apporte par CANAL+ s'eleve donc a 4 860 467 546 euros.

                                                                 ANNEXE 3.2.1(b)

                          MARQUES ET MODELES TRANSFERES

                                                                 ANNEXE 3.2.1(c)

                         CERTAINS ACTIFS NON TRANSFERES

- La propriete de la Base d'Abonnes faisant l'objet d'un apport en jouissance en faveur de Canal+ Distribution

- Les materiels et equipements necessaires a la production et a la realisation des programmes de la Chaine en ce compris les materiels de captation image et son, de regie image et son, de montage et de mixage image et son ainsi que les liaisons entre ces differents materiels et equipements,

- les materiels de reception et diffusion des programmes de la chaine en ce compris les antennes de reception, le nodal et les regies de diffusion,

- les materiels informatiques et les logiciels exclusivement associes aux materiels vises aux deux alineas precedents (a l'exception des serveurs et reseaux mutualises avec d'autres activites),

- les materiels bureautiques (PC, imprimantes, fax, photocopieurs) necessaires a l'activite de Canal+ S.A. ou affectes aux salaries de Canal+ S.A. en ce compris les licences (ou sous-licences) des logiciels bureautiques installes sur ces materiels,

- les materiels audiovisuels (televiseurs, magnetoscopes...), les mobiliers necessaires a l'activite de Canal+ S.A. ou affectes aux salaries de Canal+ S.A.,

- l'ensemble de la bandotheque et de la phototheque et les materiels associes,

-    les decors ou elements de decors

- les tetes, bustes et mains de GUIGNOLS ainsi que l'ensemble de leurs costumes et des decors ou elements de decors.

                                                               ANNEXE 3.2.2 (a)

     CAUTIONS, AVALS ET GARANTIES ET ASSIMILES PRIS EN CHARGE

GARANT             BENEFICIAIRE DE  SOCIETE GARANTIE    DATE           MONTANT
                   LA GARANTIE
CANAL+ S.A.        Sogefinerg       NC NUMERICABLE      31 decembre    Au 31 mars 2000, le montant
                                    (ex-CGV)            1997           restant du au titre du credit
                                                                       bail s'eleve FF 625 millions

CANAL+ S.A.        Chase Manhattan  TELEPIU SpA         Juillet 1999
                   Trustees Ltd
CANAL+ S.A.        ABN AMRO,        TKP                  1er  octobre
                   Citibank,                            1999
                   Paribas

GARANT              OBJET

CANAL+ S.A.         Avenant de subvention de CGE par
                    Canal+ S.A. en tant que Cooblige de
                    CGV dans le Contrat-cadre comportant
                    realisation d'installation
CANAL+ S.A.         Support Agreement en date du 29
                    juillet 1999
CANAL+ S.A.         Facility Agreement

                                                                ANNEXE 3.2.2 (b)

                             PASSIFS PRIS EN CHARGE

(en euros)


PROVISION POUR RISQUES ET CHARGES                                            16,752,144
----------------------------------------------------------------------------------------
Emprunts et dettes financieres (2)                                        2,644,501,158
Fournisseurs                                                                 27,420,591
Dettes fiscales et sociales                                                  23,573,916
Autres dettes                                                                34,395,023
----------------------------------------------------------------------------------------
TOTAL DETTES                                                              2,729,890,688
----------------------------------------------------------------------------------------
Produits constates d'avance                                                   5,302,682
Ecart de conversion passif                                                    1,981,838


(2)  Dont dette vis-a-vis de CANAL+ Distribution = 496 millions d'euros

                                     ANNEXE

D'apres la situation bilancielle de la branche d'activite Management et activites de holding de CANAL+ au 31 decembre 1999, les passifs pris en charge par Newco1 se composent de :

-     provisions pour risques et charges                                             16 752 144 euros
-     dettes en comptes courants                                                  1 118 986 472 euros
-     dettes obligataires (emprunt Mediaset + synthetique)                          235 214 363 euros
-     depots et cautions sur prets de titres                                        245 494 720 euros
-     autres dettes financieres (credits spot et concours bancaires)              1 044 805 603 euros
-     dettes fournisseurs (y compris les factures non parvenues)                     27 420 591 euros
-     dettes fiscales et sociales (essentiellement liees a la TVA)                   23 573 916 euros
-     autres dettes                                                                  34 395 023 euros
-     comptes de regularisation                                                       7 284 520 euros

La valeur nette comptable totale des elements de passif pris en charge par Newco1 s'eleve donc a 2 753 927 352 euros.

                                                                    ANNEXE 3.3.3

                          CERTAINS CONTRATS TRANSFERES


1. Les contrats conclus avec les societes dans lesquelles sont detenues les participations figurant en Annexe B ou avec des tiers lies a ces participations et a leurs operations - notamment, tout pacte des actionnaires, pret d'actionnaires, options d'achat ou vente des actions et autres contrats entre actionnaires ou membres de leur groupe.

2. Les droits et obligations afferents a l'ensemble des marques, dessins et modeles, et notamment celles dont la liste figure en annexe 3.2.1(a), a l'exception des marques qui figurent en annexe 3.4(b).

3.   Les polices d'assurance,

4. Les droits et obligations de Canal+ S.A. au titre des contrats entre Canal+ S.A. et d'autres societes du groupe CANAL+, notamment les contrats de prestation technique, licence de technologie ou de savoir-faire, location d'equipement, dont les prestations sont effectuees par les personnels transferes et/ou en utilisant les Actifs Transferes,

5. Les droits et obligations de Canal+ S.A. au titre des conventions conclues en vue de la location de transpondeurs satellitaires autres que ceux expressement vises a l'annexe 3.4 (a),

6. Les contrats d'abonnements avec les operateurs de telecommunication (sauf satellite), les contrats pour les liaisons specialisees entre sites ou avec des tiers ainsi que les contrats de services et de maintenance, relatifs a l'ensemble des materiels et equipements de telecommunication (materiels telephoniques, autocommutateurs, postes operateurs, materiels de supervision, logiciels...) transferes,

7.   Les contrats relatifs aux transpondeurs SES 96, Eutelsat W3 et 110 Hotbird.

8. Les contrats de service ou de maintenance relatifs a l'ensemble des materiels, equipements, logiciels de teledistribution audiovisuelle transferes,

9. Les licences des logiciels bureautiques installes sur les materiels bureautiques (PC, imprimantes, fax, photocopieurs) necessaires aux Actifs Transferes ou affectes aux Personnel Transfere,

10. Les materiels audiovisuels (televiseurs, magnetoscopes...), les mobiliers necessaires aux Actifs Transferes ou affectes au Personnel Transfere,

11. Les droits et obligations relatifs aux contrats de location de vehicules affectes au Personnel Transfere,

12. Les logiciels de supervision et d'administration des reseaux internes aux sites et entre les differents sites (reseaux, routeurs, concentrateurs...),

13. Les droits d'utilisation les systemes d'exploitation, les logiciels et progiciels necessaires a l'exploitation et/ou l'utilisation des materiels informatiques,

14. Les droits de propriete intellectuelle relatifs aux applications metiers (Antenne, Bandotheque...)

15. Les droits de propriete intellectuels relatifs au Centre de Gestion des Abonnes ("CGA") et CGA Web,

16. Les droits et obligations resultant des contrats etablis pour le developpement, l'installation, l'exploitation, la maintenance et la gestion des parcs logiciels et materiels transferes,

17. Les droits d'utilisation des logiciels et systemes necessaires aux Actifs Transferes ou utilise par les salaries transferes en ce compris les logiciels financiers, comptables, ERP et paye.

18.  Les baux relatifs aux biens immobiliers suivants:

-   ESPACE LUMIERE

-   LE PONANT A (du rdc au 5e etage)

-   LE PONANT A (du 6eme au 9eme)

-   LE PONANT B

-   LE PONANT C

-   LE PONANT D

-   LE PONANT II

-   OPAC Colonel Pierre AVIA

-   QUAI OUEST  (Zone 1 & 2 rdc -rdj - 6eme etage)

-   QUAI OUEST  (1er etage  Zone 2)

-   QUAI OUEST ( 1er etage  Zone 3)

-   QUAI OUEST  (3eme etage Zone 2)

-   QUAI OUEST  (3eme etage Zone 1 & 2)

-   QUAI OUEST  (5eme etage Zone 1 & 2)

-   SEFIMEG rue Balard

-   Sebastien Mercier

-   Stand Canal+

-   BAGNEUX

19. Certaines conventions a intervenir entre Canal+ S.A. et Canal Numedia (a l'exception de ce qui se rapporte a l'edition et la diffusion de la Chaine).

20.  Les licences de marques decrites dans le tableau suivant:

                                                                    ANNEXE 3.3.6

    PRINCIPALES DIRECTIONS AUXQUELLES LES SALARIES TRANSFERES SONT RATTACHES

        -     Direction generale
        -     Direction financiere
        -     DRH
        -     Direction juridique
        -     Direction informatique
        -     Direction internationale
        -     Direction des moyens generaux groupe
        -     Direction technique (sauf service technique France)
        -     Communication - Relations exterieures
        -     Affaires exterieures et europeennes

                                                                  ANNEXE 3.4 (a)

                 CERTAINS CONTRATS NON TRANSFERES

- Les conventions avec Canal+ Distribution et avec Canal+ Regie visees au paragraphe 9.2.

- Les contrats conclus avec les societes dans lesquelles sont detenues les participations figurant en Annexe A ou avec des tiers lies a ces participations et a leurs operations - notamment, tout pacte d'actionnaires, pret d'actionnaires, options d'achat ou vente des actions et autres contrats entre actionnaires ou membres de leur groupe.

-    Output deals studios americains

-    Droits sportifs (Foot/Rugby/Formule 1...)

- Contrats d'acquisition de droits de diffusion cinema et audiovisuel (achat, preachat, co-production...)

- Contrats de commandes de programmes (contrats d'auteurs, contrats de production executive...)

- Contrats ayant pour objet la fourniture de programmes, d'informations ou d'images destinees a etre incorporees a l'antenne

-    Contrats de representation avec les societes d'auteurs
     (SACEM/SDRM,SCAM,SACD)

-    Convention CSA

- Contrats avec l'ensemble des salaries affectes aux activites d'edition et de diffusion de la chaine (et notamment avec les animateurs)

- Accords interprofessionnels avec le cinema ou avec le secteur audiovisuel, notamment accords BLIC/BLOC/ARP

- Adhesion au G.R.F. (Groupement des Radiodiffuseurs Francais) et a l'U.E.R. (Union Europeenne de Radiodiffusion)

-    Contrat de diffusion TDF (2000-2007)

-    Contrat Telecom 2A et 2B

-    Contrats avec SES pour le transpondeur 72

- Contrat avec COLT TELECOMMUNICATION pour les liaisons de Securisation des liaisons C+, C+ jaune, C+ bleu, C+ vert,

- Contrat avec France TELECOM Contrat PAVS Championnat de France de Foot D1 - Version 17/08/99

- Contrat avec France Telecom pour la liaison entre QAC et le CDN de CANALSATELLITE

-    Contrat avec France Telecom pour la liaison avec le SERTE

- Les contrats conclus avec les cablo-operateurs pour la diffusion du signal de la Chaine sur leurs reseaux cables

- Contrats de location de vehicules affectes au personnel non tranfere ou necessaires a la realisation de l'activite non transferee,

- Contrats de prestations de services pour la Direction de la Production, la Redaction, le Service des Sports et les Operations speciales

- Contrats de maintenance des materiels de production, realisation, montage, diffusion, reception, captation d'image et de son correspondant aux biens et equipements non transferes

-    Contrats avec les annonceurs et les sponsors

-    Baux non transferes :

          -    Rue de la Montagne de l'Esperou

          -    Les GUIGNOLS (rue des Bergers)

          -    Auguste Vitu - 3eme etage

          -    Auguste Vitu - 4eme etage

          -    NEW YORK

          -    Contrat de sous location de QAC avec CANAL+ IMMOBILIER

- il est precise que seule la jouissance des droits et obligations attaches aux contrats d'abonnement a la Chaine est transferee "inter partes" a Canal+ Distribution dans le cadre de l'apport en jouissance de Canal+ S.A. en faveur de Canal+ Distribution vise au preambule des presentes.

                                                                  ANNEXE 3.4 (b)

                        MARQUES ET BREVETS NON TRANSFERES

                                                                  ANNEXE 5.1(ii)

                      PRIVILEGES ET NANTISSEMENTS INSCRITS

                                                                 ANNEXE 5.1(iii)

                EVENEMENTS INTERVENUS DEPUIS LE 1ER JANVIER 2000


- Cession par Canal+ S.A. et Vivendi a Hachette S.A. d'une participation de 34% dans le capital de CanalSatellite (dont environ 11% par Canal+ S.A.);

- Augmentation de la participation detenue dans EUROMUSIQUE MCM SA pour la porter a 49%;

- Acquisition de la participation detenue par le Groupe Bertelsmann dans les societes SECA, SGTN et Financiere de Technologie;

-    Cession de la participation detenue dans Vox;

- Acquisition de la participation de ESPN dans les societes exploitantes de la chaine Eurosport;

- Acquisition d'une participation dans la societe AlloCine (a present detenue par CanalNumedia);

-    Operations de Rapprochement (Vivendi / Canal+ / Seagram);

- Augmentation de capital de StudioCanal impliquant un appel public a l'epargne.